                                                                 EXHIBIT 10.37**

                                LICENSE AGREEMENT

                                 BY AND BETWEEN

                              L. C. LICENSING, INC.

                                       AND

                               MOVADO GROUP, INC.
                                       AND
                            SWISSAM PRODUCTS LIMITED

**CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM PAGES 7, 13, 14, 34 AND SCHEDULES 1.1, 1.13, 3.1, 3.3(g), 4.1, 4.2, 6.2(a), 7.2, 7.3, 8.2, 9.1
AND 14.8 AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED ("1934 ACT").

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                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
1.  Definitions .........................................................     1
2.  Grant of License ....................................................     4
3.  Term; Events of Default; Termination ................................     8
4.  Distribution ........................................................    12
5.  Organization ........................................................    15
6.  Standards and Quality; Merchandise Approvals ........................    15
7.  Advertising and Marketing; Showroom and Trade Shows .................    21
8.  Guaranteed Minimum Royalties ........................................    25
9.  Sales Royalty .......................................................    26
10. Sign on Fee .........................................................    26
11. Statements and Financial Information and Covenants ..................    27
12. Effect of Expiration or Termination .................................    30
13. Non-Compete .........................................................    34
14. Intellectual Property Matters .......................................    35
15. Confidentiality .....................................................    38
16. Equitable Relief ....................................................    39
17. Indemnity; Insurance ................................................    39
18. Representations and Warranties ......................................    41
19. Brokers .............................................................    43
20. Notices .............................................................    43
21. Miscellaneous .......................................................    43
22. Licensor's Approval or Consent ......................................    46
23. Taxes ...............................................................    46
24. Joint and Several Liability .........................................    46


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                                LICENSE AGREEMENT

     LICENSE AGREEMENT ("Agreement"), dated as of the Effective Date, by and between L.C. LICENSING, INC., a Delaware corporation having an office at c/o Liz Claiborne, Inc., 1441 Broadway, New York, NY 10018 ("Licensor"), and Movado Group, Inc. a corporation organized and existing under the laws of the State of New York, having an office at 650 From Road, Paramus, NJ 07652 ("Movado") and Swissam Products Limited, a corporation organized and existing under the laws of Hong Kong, having an office at 1406 World Finance Centre, North Tower, Harbour City, Tsimshatsui, Kowloon, Hong Kong ("Swissam"). Movado and Swissam are jointly and severally referred to herein as "Licensee".

     WHEREAS, Licensor holds exclusive rights to the use and exploitation of the Licensed Mark(s) in connection with the manufacture and sale of Merchandise within the Territory (as such terms are defined below).

     WHEREAS, Licensee has experience and expertise in developing, manufacturing, promoting, selling and distributing Merchandise, and is desirous of associating its products with the Licensed Mark(s) so as to obtain the benefit of the goodwill associated therewith.

     WHEREAS, Licensee desires to have the exclusive right and license, and Licensor desires to grant such right and license, to use the Licensed Mark(s) as applied to the manufacture, promotion, sale and distribution of Merchandise within the Territory, all on the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee agree as follows:

     1. DEFINITIONS. The following definitions shall be applicable throughout this Agreement:

          1.1 The term "Territory" means the countries set forth in Schedule 1.1, excluding U.S. Military Bases but including duty-free shops.

          1.2 The term "Licensed Mark(s)" means the trademark(s) listed on
Schedule 1.2, together with any other trademarks which at any time during the term of this Agreement are owned by Licensor and

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contain the word "JUICY".

          1.3 The term "Merchandise" means and is limited to those items listed on Schedule 1.3, and does not include any other items whatsoever.

          1.4 The term "Licensed Merchandise" means Merchandise intended to be sold or promoted in connection with a Licensed Mark; the term "Approved Licensed Merchandise" means Licensed Merchandise approved by Licensor in accordance with the provisions hereof. The term "Category" means each of the categories of Approved License Merchandise set forth in Schedule 1.3.

          1.5 The term "Line Opening Date" is the date of the initial trade introduction for each line of Licensed Merchandise for each major market. The number and timing of seasonal Line Opening Dates for Licensed Merchandise are listed on Schedule 1.5.

          1.6 The term "Sample" means any and all models, or actual samples or prototypes, of Licensed Merchandise, except that the terms "Initial Sample", "Final Sample" and "Production Sample" have the meanings set forth in Article 6 hereof.

          1.7 An "affiliate" of any Person means and includes any Person, who controls, is controlled by or is under common control with such Person. The term "control" (including the correlative meanings of "controlled by" and under "common control with") means the power, directly or indirectly, to effectively direct or cause the direction of the management and policies of any Person. The term "Person" means any natural person, corporation, association, business, government, governmental agency, firm, partnership or other entity, whether acting in an individual, fiduciary or other capacity.

          1.8 The term "Effective Date" has the meaning set forth in Schedule 1.8; the term "First Contract Year" means the period commencing on the Effective Date and terminating on the date set forth in Schedule 1.8.

          1.9 The term "Contract Year" means the First Contract Year, the period of twelve (12) months commencing on the day following the end of the First Contract Year, and the twelve (12) month period commencing on each January 1 thereafter for the Initial Term and any Renewal Term.

          1.10 The term "Business Plan" means such annual business plan(s) relating to Licensee's business hereunder, prepared by Licensee in such format, and containing such detailed data, information, sales and marketing plans, budgets and projections, as Licensor may from time to time reasonably request,


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including the information set forth in Schedule 1.10.

          1.11 The term "Packaging" means all packaging and packaging materials for Merchandise, including boxes, containers, wrappings, labels, tags and any and all other receptacles and materials, including any artwork and/or graphics embodied therein.

          1.12 As used in this Agreement, the term "Gross Sales" for any period means the gross invoice price of all Licensed Merchandise sold or shipped by or on behalf of Licensee (including Licensed Merchandise sold to distributors provided that with respect to sales made to distributors who are affiliates of Licensee the invoice price of such Licensed Merchandise shall be deemed to be no less than that invoiced by Licensee to non-affiliated distributors) during such period, not including taxes or freight charged to customers. The term "Net Sales" for any period means Gross Sales for such period less (i) actual trade discounts taken and noted on the face of the invoice and allowances with prior written documentation given by Licensee to its customers, at the time product is shipped; (ii) the amount of any: (a) refunds; (b) credits for returns of Licensed Merchandise; (c) markdowns; and (d) chargebacks (other than operational chargebacks), actually granted and paid or taken by customers at the time each is authorized by Licensee; provided, however, that the amount of aggregate deductions from Gross Sales under clauses (i) and (ii) above for any Contract Year shall not exceed ten percent (10%) of Licensee's Gross Sales for any Contract Year. No other deductions may be taken. For royalty computations Gross Sales and Net Sales will be computed without regard to whether payment therefore has been received by Licensee. If any sale or transfer of Licensed Merchandise is made other than at "arms-length" (including but not limited to sales by Licensee to its own or its affiliates' stores), then, subject to the first sentence of this Section 1.12, the Net Sales of such Merchandise will be deemed to be the Net Sales of a corresponding sale at arm's-length at the prevailing U.S. list price or absent a list price, the highest price sold to a regular account in the licensee's normal channel of distribution.

          1.13 The terms "Off-Price Sales" and "Off-Price Sales Cap" have the meanings set forth in Schedule 1.13.

          1.14 The term "LCI Standards" means the standards, reputation and established prestige and goodwill connected with the Licensed Mark(s) and the names of Licensor, Juicy Couture, Inc. and their parent, Liz Claiborne, Inc.
(LCI), including the design content, spirit, quality, style, price point and value which apparel products bearing the Licensed Marks(s)have come to represent in the minds of the trade and the


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public, and Licensee shall reflect throughout its operations hereunder the standards embodied in the businesses owned and operated by Licensor, Juicy Couture, Inc. and LCI and the Standards of Engagement, a copy of the current form of such standards is attached as Schedule 1.14 (such standards as they may from time to time be amended or modified, the "Standards of Engagement").

          1.15 The term "Approved Customers" means Approved Full Price Customers (as defined in Section 4.1) and Approved Off Price Customers (as defined in
Section 4.2).

     2.   GRANT OF LICENSE.

          2.1 (A) Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive license solely to use the Licensed Mark(s) in the Territory as a trademark(s) in connection with the manufacture, advertising, merchandising, promotion, sale and distribution of Approved Licensed Merchandise to Approved Customers. Licensee shall use the Licensed Mark(s) only in the form approved in advance in writing by Licensor for use by Licensee and only in connection with the manufacture, advertising, merchandising, promotion, sale and distribution to Approved Customers of Approved Licensed Merchandise subject to the terms of this Agreement; no Licensed Mark shall be accompanied by any word, mark or symbol, or include a trademark in any type style or typeface other than that so set forth. Licensor has the right to change the required typeface and type style of a Licensed Mark in its discretion from time to time. No license is granted hereunder for the use of the Licensed Mark(s) for any purpose other than as specifically set forth in this Section 2.1.

               (B) Licensor retains and reserves any and all rights to use and exploit, and to grant to any other Person the right to use and exploit, the Licensed Mark(s), and any designs, names or other items supplied by Licensor hereunder in connection with any and all products and services, other than Merchandise bearing the Licensed Mark(s), and to use and exploit any other trademarks in connection with Merchandise.

               (C) Licensee acknowledges that, at the date hereof, Licensor sells products bearing the Licensed Mark(s) and such products have an established reputation for high standards and quality. Licensee acknowledges that, in order to preserve the goodwill attached to the Licensed Mark(s), Approved Licensed Merchandise should be sold at prices and terms reflecting the prestigious nature of the Licensed Mark(s) consistent with other products bearing such Licensed Mark(s); it being understood, however, that


                                        4

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Licensor is not empowered to fix or regulate the prices at which Licensed
Merchandise is to be sold, either at the wholesale or retail level.

          2.2 Licensee will not use the Licensed Mark(s) on or in connection with Merchandise or any other product manufactured from designs neither provided nor approved by Licensor or on Merchandise or any other product distributed by any person or entity, including Licensee, as premiums, promotions, give-aways or fund-raisers except with Licensor's express prior approval. Licensee will not manufacture, or cause the manufacture of, any products bearing designs the same as or substantially similar to the designs of any Licensed Merchandise.

          2.3 (A) The license granted herein is strictly personal to Licensee. Neither this Agreement nor any of the rights granted to or obligations undertaken by Licensee hereunder may be transferred, assigned, pledged, sold, mortgaged, sublicensed or otherwise hypothecated or disposed of, either directly or indirectly, in whole or in part, by operation of law or otherwise (collectively, "transfer"), to any Person without Licensor's prior written consent which may be withheld in its sole discretion; any attempted transfer to which Licensor has not consented shall be null, void, and of no force or effect. Notwithstanding the foregoing, Licensor will not unreasonably withhold its consent to (i) a transfer of all of Swissam's rights and obligations hereunder to any wholly owned subsidiary of Movado or (ii) the sale of all the outstanding shares of or substantially all the assets of Movado or the merger or consolidation of Movado where the acquirer or surviving entity has, or immediately following such transaction will have, a financial condition which is no worse than that of Movado prior to such acquisition, merger or consolidation and provided that the acquirer or surviving entity is (A) neither a Person which owns or is licensed to use a Competing Brand, nor an affiliate of such a Person and (B) a Person, or an affiliate of such a Person, whose primary business involves the sale of consumer goods sold under its owned or licensed brands (other than primarily through Off Price Sales). If at any time Swissam ceases to be a wholly owned subsidiary of Movado or, subsequent to a transaction, of a permitted surviving entity or acquirer, then Swissam's rights and obligations hereunder shall immediately terminate.

               (B) Notwithstanding the foregoing, Licensee may engage subcontractors and suppliers to produce Approved Licensed Merchandise hereunder, only with the express prior written consent of Licensor (which shall not be unreasonably withheld or delayed); provided, however, that (i) prior to any


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subcontractor or supplier undertaking any work under this Agreement, Licensee must notify such subcontractor or supplier in writing of the requirements and standards set forth herein including the products, quality and trademark protection standards, as well as the LCI Standards; and (ii) compliance with the terms and conditions of this Agreement will remain the sole and exclusive responsibility of Licensee, and Licensee will be responsible for the acts and omissions of all subcontractors and suppliers, and such acts and omissions will for purposes of this Agreement be deemed to be acts and omissions of Licensee, such that the supervision of production of Approved Licensed Merchandise will remain under the control and the responsibility of Licensee in accordance with the terms of this Agreement. Licensee will supply Licensor within thirty (30) days of the date this Agreement is executed, and at any time during the Term upon the request of the Licensor, with a list of subcontractors and suppliers employed by Licensee in connection with its operations hereunder, and Licensee will complete the "Licensee/Factory Profile" attached as Schedule 2.3(b) for each subcontractor and supplier. Licensee will promptly cease its relationship with any subcontractor or supplier in connection with its operations hereunder upon Licensor's reasonable request or if any such subcontractor or supplier fails to comply with the terms and conditions contained herein to be complied with by Licensee. Licensee will, within thirty (30) days after Licensor's request, require subcontractors and suppliers to execute an agreement in form acceptable to Licensor regarding quality control and any other matters as Licensor reasonably deems appropriate.

               (C) Licensee will use commercially reasonable efforts to make the personnel and facilities of its suppliers and contractors available to Licensor for inspection and consultation during normal business hours.

          2.4 Licensee will devote sufficient financial resources to its business and operations hereunder and will use its best efforts to develop and maintain a substantial, permanent and expanding business under this Agreement, and to sell a maximum quantity of Approved Licensed Merchandise consistent with the high standards and prestige associated with the Licensed Mark(s) and the terms of this Agreement.

          2.5 In the event of any dispute between Licensee and any other licensee of Licensor in the Territory with respect to the products covered by their respective licenses, such dispute will be resolved in good faith by Licensor in its sole discretion.


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          2.6 (A) Notwithstanding anything to the contrary contained herein, the
Line Opening Date set forth on Schedule 1.5 shall apply only to the Category of Women's Timepieces. Licensor shall have the right, upon notice to Licensee at any time after such date, to require Licensee to submit to Licensor a proposed Business Plan with respect to the Category of Men's Timepieces. Within thirty
(30) days after its receipt of any such notice ("Men's Category Notice"), Licensee shall submit to Licensor such a Business Plan which shall include proposed Net Sales minimums with respect to such Category for the duration of the Term and the Renewal Term. Provided that such proposed annual Net Sales minimums are at least the same percentage of the Net Sales minimums set forth on
Schedule 3.3(g) as * , then Licensor will approve the proposed Business Plan and Schedule 3.3(g) shall be amended to increase the Minimum Net Sales amounts by the proposed Net Sales amounts for the Men's Timepieces Category. In addition, Schedule 8.2 shall automatically be amended so that the base amounts set forth thereon shall equal * of the amended Minimum Net Sales amounts.

               (B) Provided that no event of default (as defined in Section 3.3) on Licensee's part hereunder has occurred and is continuing, no default (as defined in Section 3.3) hereunder then exists, and this Agreement is then in full force and effect, Licensor agrees to give a first right of negotiation to Licensee with respect to the proposed exclusive license for the Category of Children's Watches bearing the Licensed Marks (the "New Opportunity") as set forth in Schedule 1.3. Licensor shall notify Licensee of the potential New Opportunity ("New Opportunity Notice"). In the event that Licensee desires to be considered for the New Opportunity proposed by Licensor, it shall advise Licensor within ten (10) days of receipt of Licensor's New Opportunity Notice. Within thirty (30) days thereafter, Licensee shall submit to Licensor the proposed Business Plan with respect to such New Opportunity, which Business Plan shall include proposed sales minimums, guaranteed minimum royalties and advertising obligations with respect to the New Opportunity and shall be subject to the express written approval of Licensor, which shall not be unreasonably withheld. Similarly, Licensee shall have the right to advise Licensor that Licensee is interested in the New Opportunity ("Licensee's New Opportunity Notice"). Within thirty (30) days after Licensor's receipt of Licensee's New Opportunity Notice, Licensee shall submit to Licensor the proposed Business Plan with respect to such New

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT


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Opportunity which Business Plan shall include proposed Minimums Net Sales,
Guaranteed Minimum Royalties and advertising obligations with respect to the New Opportunity and shall be subject to the express written consent of Licensor, which shall not be unreasonably withheld. If (a) Licensee notifies Licensor at any time that it is not interested in such New Opportunity; or (b) Licensee fails to submit a Business Plan within the time period set forth in this section 2.6(b); or (c) Licensor does not approve Licensee's Business Plan, even after Licensee has resubmitted such business plan to Licensor after Licensor's initial rejection of same; then (1) Licensee shall not have any right, obligation, license or privilege with respect to the proposed New Opportunity; and (2) Licensor shall have the right to contract with any other entity for such New Opportunity, except that Licensor shall not have the right to contract with such other entity upon the substantially same business terms as proposed by the Licensee and rejected by the Licensor.

     3.   TERM; EVENTS OF DEFAULT AND TERMINATION.

          3.1 (A) The term of this Agreement will commence as of the Effective Date and will continue through the date set forth on Schedule 3.1(a) (the "Initial Term"), unless renewed or sooner terminated as provided herein.

               (B) Subject to the provisions of this Article 3, provided that;
(1) no event of default (as defined below) under this Agreement has occurred and is continuing; (2) no default (as defined below) under this Agreement then exists; (3) the amount of aggregate Net Sales of Approved Licensed Merchandise in the Contract Year immediately preceding the final Contract Year of the Initial Term shall equal or exceed the amount listed on Schedule 3.1(b) as the "Renewal Threshold", the term of this Agreement may be renewed by Licensee, at its option, for an additional renewal term as set forth in Schedule 3.1(c) (the "Renewal Term"); provided that Licensee must notify Licensor in writing of its intention to renew by the date set forth in Schedule 3.1(d)

          3.2 The parties agree that any announcement to the public or trade of the termination of this Agreement will be made only by a joint statement mutually agreed upon by the parties.

          3.3 Each of the following constitutes, an event of default under this
Agreement:

               (A) If Licensee fails to pay any funds owing to Licensor pursuant to this Agreement as and when due and such failure is not remedied within five
(5) business days after Licensee's receipt of notice from Licensor;


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               (B) If Licensee or Licensor institutes proceedings to be
adjudicated a voluntary bankrupt or insolvent, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer seeking reorganization or arrangement under any bankruptcy act or any other similar applicable law of any country, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for itself, or any of its property, or makes an assignment for the benefit of creditors, or is unable to pay its debts generally as they become due, or shall cease doing business as a going concern, or corporate action is taken by it in furtherance of any of the foregoing purposes; or

               (C) If an order, judgment or decree of a court having jurisdiction is entered adjudicating Licensee or Licensor, a bankrupt or insolvent, or approving, as properly filed, a petition seeking reorganization of Licensee or Licensor, or of all or a substantial part of its properties or assets under any bankruptcy act or other similar applicable law, as from time to time amended, or appointing a receiver, trustee or liquidator of Licensee or Licensor, and such order, judgment or decree remains in force, undischarged and unstayed for a period of thirty (30) days, or a judgment or lien for the payment of money in excess of $250,000 is rendered or entered against it and the same remains undischarged or unbonded for a period of thirty (30) days, or any writ or warrant or attachment shall be issued or levied against a substantial part of its property and the same is not released, vacated or bonded within thirty (30) days after issue or levy; or

               (D) If Licensee defaults, subject to applicable cure or waiver provisions, on any obligation in excess of $250,000 which is secured by a security interest in Licensed Merchandise; or

               (E) If Licensee for any reason discontinues the sale of Approved Licensed Merchandise or any substantial portion of its business operations resulting in Licensed Merchandise representing more than twenty percent (20%) of Licensee's total business, or shall liquidate or dissolve; or

               (F) If Licensee, except as otherwise permitted under Section 2.3(a) hereof, sells, without the prior written approval of Licensor (which approval shall not be unreasonably withheld or delayed), (regardless of how designated) all or substantially all of its assets, or merges or consolidates with or into another corporation or entity, or if there is a change in control of Licensee, in each case whether in a single transaction or as the aggregate result of a series of transactions; or

               (G) If Licensee's Net Sales of Approved Licensed Merchandise fail to equal or exceed in any two consecutive Contract Years the amount set forth in
Schedule 3.3(g) as the minimum sales


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amount for such Contract Year; or

               (H) If Licensee fails, in any Contract Year and within three (3) months thereafter to pay or expend the amounts required to be paid or expended under any provision of Article 7; or

               (I) If Off-Price Sales in any Contract Year during the Initial Term or during any Renewal Term is equal to or greater than the Off-Price Sales Cap set forth in Schedule 1.13; or

               (J) If Licensee fails in any Contract Year commencing with Contract Year 4 to ship at least ninety percent (90%) of the orders received by it for Licensed Merchandise; or

               (K) If Licensee fails to cure a failure to comply with any of the quality requirements set forth herein within thirty (30) days after it has been notified by Licensor in writing of such failure to comply; or

               (L) If Licensee conducts its business hereunder in a manner which causes Licensor to send Licensee two or more notices of a default under this
Section 3.3 in any consecutive 12 month period; or

               (M) If Licensee has not begun the bona fide sale of Approved Licensed Merchandise by the time indicated in the Initial Business Plan approved by Licensor, unless a delay in such sales has been approved in advance in writing by Licensor; or

               (N) If Licensee breaches section11.10 hereof; or

               (O) Intentionally omitted

               (P) If any representation or warranty of any party contained herein is or becomes false or misleading in any material respect, or if any party fails to perform or observe any term, condition, agreement or covenant in this Agreement on its part to be performed or observed, other than as provided in Paragraphs (a) through (o) of this Section 3.3, and such default is not remedied within thirty (30) days after written notice thereof from the non-defaulting party, unless such default is curable but is not capable of being cured through the defaulting party's diligent and continuous effort within such thirty (30) day period, and such party immediately commences to cure such default, and thereafter applies its diligent and continuous best efforts to cure such default, and does in fact cure such default within sixty (60) days of the initial notice of default.

          3.4 As used in this Agreement, the term "default" shall mean any condition, event or state


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of facts which, after notice or lapse of time, or both, would be an event of default. A default by either Movado or Swissam shall be considered a default by Licensee.

          3.5 If any event of default occurs and is continuing, the non-defaulting party may, by written notice to the defaulting party, immediately terminate this Agreement; provided that in the event of default under Sections 3.3(b), (c), (d), (e) or (f), this Agreement will terminate automatically.

          3.6 (A) Notwithstanding anything to the contrary herein, if Licensee defaults, subject to applicable cure or waiver provisions, on any obligation which is secured by a security interest in any Licensed Merchandise, automatically and simultaneously therewith Licensee no longer shall have the right to sell or otherwise transfer Licensed Merchandise or otherwise use the Licensed Mark(s) until (i) it notifies Licensor of the occurrence of such default on any such obligation; and (ii) Licensor notifies it that Licensor has elected to waive its right under Section 3.3(d) to terminate this Agreement by reason thereof.

               (B) No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee's assets or business may continue this Agreement or exploit or in any way use the Licensed Mark(s) if this Agreement terminates as a result of as default under Sections 3.3(b) or
(c).

               (C) In the event that, pursuant to the Bankruptcy Code or any amendment or successor thereto (the "Code"), a trustee in bankruptcy of Licensee or Licensee, as debtor, is permitted to assume this Agreement and does so and, thereafter, desires to assign this Agreement to a third party, which assignment satisfies the requirements of the Code, then the trustee or Licensee, as the case may be, must notify Licensor of same in writing. Said notice must set forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof. The giving of such notice will be deemed to constitute the grant to Licensor of an option to have this Agreement assigned to it or to its designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. The aforesaid option may be exercised only by written notice given to the trustee or Licensee, as the case may be, by Licensor within fifteen (15) days after Licensor's receipt of the notice from such party, or within such shorter period as may be deemed appropriate by the court in the bankruptcy proceeding. If Licensor fails to give its notice to such party within the said exercise period, such party may complete the assignment referred to in its notice, but only if such assignment is to the entity named in such notice and for


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the consideration and upon the terms specified therein. Nothing contained herein shall be deemed to preclude or impose any rights which Licensor may have as a creditor in any bankruptcy proceeding.

     4.   DISTRIBUTION.

          4.1 The parties acknowledge and agree it is the intention that Approved Licensed Merchandise be sold by Licensee and distributors approved in writing in advance by Licensor in its sole discretion ("Approved Distributors")
(i) for resale to consumers only by retailers whose location, merchandising and overall operations are consistent with the high quality of products sold under the Licensed Mark(s) and the reputation, image and prestige of the Licensor, Juicy Couture, Inc. and LCI's name and of the Licensed Mark(s) and (ii) to corporate accounts for use as premium and incentive awards upon the prior written approval of Licensor, which may be withheld in its sole discretion. All affiliates of Licensee shall be deemed Approved Distributors. Licensee and Approved Distributors may sell first quality, in-season items of Approved Licensed Merchandise only to such retailers and corporate accounts operating in the Territory approved in advance by Licensor (which approval shall not be unreasonably withheld or delayed) or retailers to which Licensor or any of its affiliates or licensees sells first quality, in-season product bearing the Licensed Marks ("Approved Full Price Customers"). Licensor agrees that the customers listed on Schedule 4.1 are deemed to be Approved Full Price Customers as of the date hereof. Such Schedule may be modified or supplemented by Licensor in its reasonable determination from time to time on no less than thirty (30) days prior written notice to Licensee. Licensee must submit to Licensor a "new account" application to obtain approval for new accounts. Except as explicitly set forth above in this Section 4.1, Licensee shall not accept orders for first quality, in-season Licensed Merchandise from any other customers without Licensor's prior express written consent (which shall not be unreasonably withheld or delayed), and Licensee shall consistently monitor its customers to assure compliance with the terms of this Agreement.

          4.2 Licensee may sell seconds or end-of-season closeouts of Licensed Merchandise through off-price customers operating in the Territory approved in advance in writing by Licensor (which approval shall not be unreasonably withheld or delayed) ("Approved Off-Price Customers"). Licensor agrees that the off-price customers listed on Schedule 4.2 are Approved Off-Price Customers as of the date hereof for sales of seconds and end-of-season close-outs of Approved Licensed Merchandise; such Schedule may be modified or supplemented by Licensor in its reasonable determination from time to time on no less than thirty

(30) days prior written notice to Licensee. All affiliates of Licensee operating outlet stores shall be deemed Approved Off-Price Customers, provided that Licensed Merchandise shall not represent * . Except as explicitly set forth above in this Section 4.2, Licensee will not accept orders for seconds or close-outs of Licensed Merchandise from any other customers without Licensor's prior express written consent (which shall not be unreasonably withheld or delayed), and Licensee shall consistently monitor the customers to assure compliance with the terms of this Agreement. Licensor, Juicy Couture, Inc., and their parent LCI and their respective affiliates and licensees have a right of first refusal to purchase any or all of such seconds or end-of-season Licensed Merchandise prior to it being offered for sale to Approved Off-Price Customers. Licensee will provide Licensor with prompt written notice of the proposed terms of any offer to sell to third parties such Approved Merchandise, and Licensor, Juicy Couture, Inc. and LCI and their respective affiliates and licensees will have ten (10) business days from its receipt of such notice to exercise its right of first refusal by providing written notice to Licensee of its desire to purchase such Approved Licensed Merchandise. Such right shall apply to each price point at which Licensee offers such Licensed Merchandise. All seconds and irregulars of Licensed Merchandise offered for sale shall be marked as such.

          4.3 Licensee will not make sales of Licensed Merchandise to any Person
(i) which it knows, or reasonably should have known, intends to sell such Licensed Merchandise outside of the channels of distribution described in
Section 4.1 or 4.2 above or to a Person other than the ultimate customer, or
(ii) which is not an Approved Distributor, Approved Full-Price Customer or an Approved Off-Price Customer. Licensee will take all reasonable efforts to prevent any Licensed Merchandise from being distributed, either directly or indirectly, to any Person located outside of, or who Licensee knows, or reasonably should have known, intends to resell such Licensed Merchandise outside of, the countries where Licensee is then authorized to distribute Licensed Merchandise. Licensee will cease selling Licensed Merchandise to any store, distributor or other customer, including previously approved customers, upon the reasonable request of Licensor or in the event that any such store, distributor or other customer is not selling Licensed Merchandise in accordance with the terms of this Agreement; provided that Licensee shall not be required to cease selling to any store, distributor or other Approved Customer if (i) it is the first time such customer has failed to sell Licensed Merchandise in accordance with the terms of this Agreement and (ii) such customer cures such

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT failure within thirty (30) days of notice thereof.

          4.4 (A) Licensee will sell to Licensor and its affiliates such items of Licensed Merchandise as may be ordered by Licensor and its affiliates from time to time solely for resale direct to consumers, including on the internet, through catalogs and in retail and outlet stores wholly or partially owned and operated by Licensor, Juicy Couture, Inc. or LCI or any of their affiliates, as evidenced by timely placed, non cancelable purchase orders. All such purchases shall be on terms no less favorable than those made available to Licensee's comparable customers, including a high priority delivery schedule. The price to be paid by Licensor and its affiliates for such orders of Licensed Merchandise will be at an arm's length price to be agreed upon in good faith by the parties,
  * There will be no minimum purchase or order requirements with respect to any such orders, and orders submitted by Licensor's international retail licensees are subject to Licensee's reasonable credit requirements and terms of sale to be agreed upon in good faith at arms length by the parties. All products shipped to such stores will be "floor ready" and include all hang tags (with UPC and suggested retail price).

               (B) Licensee or its Approved Distributors, at Licensee's option, shall sell Licensed Merchandise to international retail and distribution partners of Licensor, Juicy Couture, Inc. and LCI solely for sale in retail stores operating under the Licensed Marks at a price and upon terms to be agreed upon in good faith at arm's length by the parties.

          4.5 Licensee will only offer for sale or sell Approved Licensed Merchandise at wholesale to Approved Full Price Customers, Approved Off Price Customers, and Approved Distributors as permitted under Sections 4.1 and 4.2, and will not offer for sale or sell any Licensed Merchandise to or through any other customers, channels or outlets, including the internet, television, catalogs or specialty retail or outlet stores other than those operated by Licensor, Juicy Couture, Inc. or LCI or their affiliates or international retail licensees.

          4.6 Licensee is permitted to enter into arm's length agreements with Juicy Couture, Inc.'s sales representatives to solicit orders of Licensed Merchandise on behalf of Licensee.

          4.7 No Licensed Merchandise may be consigned to any retailer without the prior written approval of Licensor.

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

     5. ORGANIZATION. Licensee will at all times employ such competent and qualified personnel as are necessary to fulfill its obligations under this Agreement. Without limiting the foregoing, Licensee will employ individual(s) in the position(s) set forth in Schedule 5, each with an appropriate staff and each of whom will work exclusively for the business licensed hereunder. The hiring of the Brand President and the Director of Product Development is subject to the prior approval of Licensor, which approval will not be unreasonably withheld or delayed, and such persons will at all times be acceptable to Licensor in its reasonable commercial judgment and will be located in the United States. Licensee will make all of its personnel available by appointment during normal business hours for consultation with representatives of Licensor.

     6. STANDARDS AND QUALITY; MERCHANDISE APPROVALS.

          6.1 (A) Licensee acknowledges that the Licensed Mark(s) and names of Juicy Couture, Inc., Licensor and LCI have established prestige and goodwill, are well recognized in the mind of the trade and the public, and have a reputation for high standards and quality. Licensee will maintain the LCI Standards in all of its operations under this Agreement. Licensee and its affiliates, subcontractors, suppliers and distributors will comply with the Standards of Engagement.

               (B) All items of Licensed Merchandise will reflect the LCI Standards and the general lifestyle themes and concepts as expressed by Licensor to Licensee from time to time. Included within each collection will be, at minimum and as directed by Licensor (i) a number of items of Licensed Merchandise which specifically coordinate and are capable of being cross-merchandised with specific products bearing the Licensed Mark(s), and (ii) an appropriate mix of fashion and basic items which will include a reasonable number of styles, which styles will reflect diverse fabrications and styling, all as mutually agreed upon by the parties in advance for the collection to be competitive and complete.

               (C) Licensee will use all technology and techniques available to Licensee for embodiment within Licensed Merchandise to the extent such use is commercially reasonable. Licensee will provide Licensor with a description of Licensee's research and development capacities, processes, new product constructions, designs and materials and the most up-to-date information (whether or not proprietary). Such description must be of sufficient detail to allow Licensor to make an informed decision about viability for use in connection with Licensed Merchandise and must be provided to Licensor as soon as reasonably practical in the course of development, but in any event, in sufficient time for Licensor and Licensee to be able to incorporate at least simultaneously with any commercial use in the Territory by Licensee or any affiliate for itself or any third party, such research and development into Approved Licensed Merchandise in a manner consistent with high quality products, so that Licensor is assured of having the option of having any new or improved product, technology or technique available to Licensee embodied in Licensed Merchandise. Such information will be deemed to be confidential information under Section 14. Upon termination of this Agreement, Licensee will provide Licensor access to, and the right to use, any technical information necessary for Licensor to continue the manufacture of any item of Licensed Merchandise.

          6.2 (A) By written notice to Licensor (a "Product Proposal Notice"), Licensee will propose to Licensor a line of Merchandise for each selling season to be manufactured and sold as Approved Licensed Merchandise hereunder. Each Product Proposal Notice will set forth a proposed Line Opening Date which will not be less than twelve (12) months after the date of the applicable Product Proposal Notice. Licensee will provide Licensor with such additional information with respect to the matters referred to in any Product Proposal Notice (including marketing studies and the like) promptly upon Licensor's request. Not less than twelve (12) months prior to the Line Opening Date proposed in a Product Proposal Notice, Licensee will provide Licensor with the following: (i) a program of suggested, broad design themes and concepts ("Merchandise Concepts"), which will include such items as coloration, materials, sketches, hardware, trim and other Specifications (as defined below), for items of Merchandise proposed for inclusion within the relevant seasonal collection which Licensee believes may be appropriate for manufacture and sale as Licensed Merchandise hereunder; (ii) a program of suggested design themes and concepts with respect to Packaging (as defined below) for items of Merchandise for which Merchandise Concepts are being supplied ("Design Concepts"); and (iii) a production calendar setting forth the timing for approval of Merchandise Concepts, Design Concepts, Initial Samples and Final Samples, assuming completed production by the Line Opening Date, and providing Licensor sufficient time to provide comments thereon and which shall be consistent with the product calendar attached hereto as Schedule 6.2(a). Each such presentation of Merchandise Concepts will include concepts and related materials for a complete lifestyle range of Merchandise reflecting the Licensor's brand lifestyles and shall include concepts and related materials sufficient in number to enable Licensee to produce sufficient styles and SKUs of Approved Licensed Merchandise to meet the sales volume projections contained in its then current Business Plan, and the applicable Sales Minimum (as hereinafter defined). The Merchandise Concepts and Design Concepts will be embodied in verbal, written and pictorial descriptions and presentation materials, including storyboards, together with any other sketches and materials as Licensee deems appropriate and shall be subject to Licensor's approval.

               (B) At any time or from time to time, Licensor may, in its sole discretion by notice to Licensee, advise Licensee that Licensor desires a particular item or items of Merchandise to be manufactured and sold as Approved Licensed Merchandise hereunder, and Licensee will use all commercially reasonable efforts to incorporate any such item into the line of Licensed Merchandise.

               (C) Promptly after Licensor's receipt of Merchandise Concepts and Design Concepts, appropriate representatives of Licensor and Licensee shall meet at such place in the Los Angeles metropolitan area as the parties designate, to confer thereon and on any of Licensor's proposed designs. The parties will make such modifications thereon as may be required to meet Licensor's initial approval with respect thereto.

               (D) Licensee will, as soon as is practicable but in no event less than one (1) month prior to the appropriate Line Opening Date, prepare and present to Licensor, or its designee, at such place as Licensor may in its discretion designate, at Licensee's sole cost and expense, an initial sample ("Initial Sample") in respect of each Design Concept and Merchandise Concept approved by Licensor under Section 6.2(a). All Initial Samples are subject to Licensor's approval. Licensor and Licensee will make their appropriate representatives available to meet, at such place in the Los Angeles metropolitan area as the parties designate, promptly after Licensor's receipt of Initial Samples, to confer with respect to Licensee's presentation of Initial Samples, and Licensee will make such modifications therein as may be required to meet Licensor's initial approval with respect thereto. Revised Samples will be submitted for Licensor's approval at least one (1) week prior to the Line Opening Date.

               (E) As used herein "Final Sample" means and includes a Sample of an item of Licensed Merchandise for which an Initial Sample or Revised Sample has been approved by Licensor (or a Sample provided by Licensor to Licensee under the provisions of Section 6.3 hereof), which shall embody all of the specifications (the "Specifications"), including the workmanship, quality, design, dimensions, styling, detail, material, colors and the like, as are to be used in the actual commercial production of each item of Approved Licensed Merchandise to be based on said Final Sample.

               (F) Licensor's approval of the Final Samples for all items of Licensed Merchandise will be evidenced by a written list, duly signed by a representative of Licensor, setting forth those Samples which have been approved for production. Samples so approved will be deemed "Final Samples" in respect of such collection. Approval of any and all Samples as Final Samples is in the sole discretion of Licensor. Licensor will respond as promptly as reasonably practicable (and in any case within twenty (20) days from submission) to any written request from Licensee for approval of a Sample; any such request must be addressed to the attention of such person and at such address as Licensor may, from time to time, designate (any change thereon to be effective only in accordance with Section 20 hereof). Any such approval will continue in effect indefinitely thereafter, provided that any such approval may be withdrawn by Licensor upon not less than six (6) months prior written notice to Licensee, and any inventory of Licensed Merchandise manufactured prior to the effective date of the withdrawal of approval may be sold as closeouts as set forth in Section
4.2 hereof.

               (G) In the event that Licensor rejects a particular Sample or Samples, Licensor will notify Licensee of its reasons for rejection and provide Licensee with suggestions for modifying the rejected Sample(s). Licensee will, as promptly as practicable, correct said Sample(s), resubmit said Sample(s) to Licensor and seek Licensor's approval under the same terms and conditions as set forth with respect to the first submission of such Samples.

          6.3 Licensor may provide Licensee with a Sample in respect of any item or items of Licensed Merchandise. Such Sample will, for all purposes, be deemed a Final Sample hereunder unless Licensee and Licensor mutually agree to the contrary within twenty (20) days after the date of Licensee's receipt thereof.

          6.4 Licensee will use its best efforts, through the submission of a sufficient number of Merchandise Concepts, Design Concepts and Initial Samples, and otherwise, to assure that the offering of Licensed Merchandise is at all times substantially competitive with the Merchandise offerings of other fashion brands.

          6.5 Licensee will present for sale, through showings of each collection to the trade and otherwise, all items of Licensed Merchandise in respect of which Final Samples have been approved by Licensor, in accordance with the terms hereof. Licensee will use all commercially reasonable efforts to promote the sale and distribution of all items of Licensed Merchandise in respect of which Final Samples have been approved by Licensor, in accordance with the terms hereof.

          6.6 The Approved Licensed Merchandise manufactured and sold by Licensee will strictly adhere, in all respects, including with respect to the Specifications therefore, to the Final Samples therefore approved by Licensor.

          6.7 All Licensed Merchandise manufactured by or on behalf of Licensee will be suitable for its intended use and will not be designed or produced so as to be inherently dangerous. Without limiting the foregoing, (i) no Licensed Merchandise shall contain or be packaged in any injurious, poisonous, deleterious or toxic substance or material, (ii) no Licensed Merchandise will be adulterated or mislabeled, and (iii) all Licensed Merchandise and all manufacturing methods used to produce the same will meet or exceed all applicable industry and governmental standards established in respect of safety. Licensee will assure that all laws, statutes, rules, regulations, and industrial or governmental standards and requirements, now in force or hereafter adopted, which may be applicable to the manufacture, advertising, merchandising, promotion, importation, sale and distribution of Licensed Merchandise, will be strictly observed and complied with, notwithstanding the fact that Licensor may have expressly or implicitly approved any item or conduct with respect thereto. Licensee will at its own cost do such testing of Licensed Merchandise as may be required under applicable law or as is customary and standard in the industry, including quality testing. Licensee will supply Licensor, promptly after request from time to time, with (i) results of any testing of Licensed Merchandise performed by Licensee, (ii) copies of all certifications, if any, provided by all manufacturers and importers of Merchandise, and (iii) a copy of Licensee's warranty with respect to the Licensed Merchandise. Costs and expenses relating to any testing expressly required by Licensor will be shared equally by Licensor and Licensee; provided, however, that if any such test results or if the results of any other testing performed by Licensee indicates that any tested Merchandise does not comply with the provisions of this paragraph, Licensee will (A) forthwith pay all costs and expenses incurred in connection with such testing, and (B) pay all expenses of any additional testing which Licensor reasonably requests during the two (2) year period following the date on which Licensor received the results of the test indicating said sub-standard performance. Without limiting the foregoing, all Licensed Merchandise produced hereunder must comply with all reasonable standard of quality guidelines formulated by Licensor from time to time and with all applicable statutes, rules and regulations. Without limiting the foregoing, Licensee must complete and submit to Licensor the Licensee Procedures Checklist attached as Schedule 6.7 within thirty (30) days of the end of each Contract Year.

          6.8 Licensee will furnish Licensor, free of charge, with the following for each of the five (5) lines developed each year hereunder: (i) two (2) complete sets of production samples (which may be without moving parts) for Licensor's London and New York showrooms; (ii) five (5) timepieces of their choice for each of the co-presidents of Juicy Couture, Inc. (ten (10) timepieces total); and (iii) a reasonable number of timepieces for celebrity placement.

          6.9 Licensor has, subject to the notice provision set forth in Section 6.2(f), the continuing right of approval of all items of Licensed Merchandise, including the Specifications therefor, to ensure that all Licensed Merchandise manufactured, sold or distributed is (i) in compliance with the Final Samples therefore; (ii) of the highest quality at its price points; (iii) consistent with the LCI Standards, and (iv) otherwise in accordance with the terms of this Agreement. In connection with the production of Licensed Merchandise, Licensee will use only such materials as Licensor will have previously approved. Licensed Merchandise manufactured and sold by Licensee shall strictly adhere in all respects to the Specifications, the LCI Standards and the production standards approved by Licensor.

          6.10 In the event that any Licensed Merchandise is not being manufactured or sold in accordance with the provisions hereof, Licensor may notify Licensee thereof in writing, and Licensee will, as promptly as practicable, take such action with respect thereto as Licensor deems appropriate including, if reasonably requested, the immediate recall of such items of Merchandise from Licensee's customers and ultimate consumers for inspection and/or destruction.

          6.11 Licensor and its representatives have the right, upon reasonable advance notice to Licensee and during normal business hours, to inspect at Licensor's expense all facilities utilized by Licensee, its distributors, subcontractors, suppliers, agents and representatives in connection with the manufacture, sale, storage or distribution of Licensed Merchandise pursuant hereto and to examine Licensed Merchandise in process of manufacture or storage and when offered for sale within Licensee's operations. Licensee hereby consents to Licensor's examination of Licensed Merchandise held by its customers for resale. To the extent such manufacturing and selling facilities are not owned or controlled by Licensee, Licensee will use all commercially reasonable efforts to permit the representatives of Licensor to make such inspections. Licensee will use its best efforts and will take all steps reasonably requested by Licensor to prevent or avoid any misuse of the Licensed Mark(s) by any of its distributors, contractors, suppliers or customers.

          6.12 Licensee agrees that, from time to time, it may be appropriate for Licensor's representatives to visit Licensee's facilities or factories or to attend one or more appropriate major trade shows or retail events, and Licensee agrees to reimburse Licensor for Licensor's expenses incurred with respect to such travel which are approved in advance by Licensee or which are at the request of Licensee.

          6.13 All Samples whether made by Licensee or under its authority, will be Licensor's property, and Licensee will surrender all Samples to Licensor immediately upon the expiration or termination of this Agreement or sooner if Licensor requests.

          6.14 Licensor acknowledges that Licensee employs quality standards for Licensed Merchandise manufactured by it and Licensor agrees that in designing and developing Licensed Merchandise, it will take such standards into account. However, in the event of a conflict between Licensor's design standards and requirements as embodied in the Specifications and Licensee's normal quality standards, Licensor's design standards and requirements will prevail to the extent such standards and requirements are not contrary to any applicable law, code, rule or regulation.

          6.15 Licensee will reimburse Licensor for all costs associated with design/product development, including, but not limited to, purchase of designs/timepieces from third parties and travel and hotel expenses associated therewith which are pre-approved by Licensee or which purchases are made at the request of Licensee and only to the extent that the purchases are not returned to Licensor.

          6.16 It is specifically understood and agreed that all approvals under this Agreement by Licensor will be made only by one of the co-presidents of Juicy Couture, Inc. or a designated alternate.

     7.   ADVERTISING AND MARKETING; SHOWROOM AND TRADE SHOWS

          7.1 (A) Prior to the "launch" of the initial collection of Licensed Merchandise, and as soon as practical after the execution of this Agreement, Licensee will submit for Licensor's approval an introductory marketing plan stating anticipated sales volume, accounts, product positioning, advertising and promotional support and such other relevant information as Licensor may reasonably request. Further, in addition to the advertising described below, Licensor and Licensee will endeavor to agree upon the manner and media to be utilized in advertising and promoting and staging the launch; provided, however, that

Licensor's decision is final.

          7.2 Licensee will spend at least the amounts set forth in Schedule 7.2 on national advertising, marketing and cooperative advertising.

          7.3 (A) In recognition of the importance of advertising in developing and projecting the image of the Licensed Mark(s) and in enhancing the sales of Approved Licensed Merchandise, Licensor will conduct a program for all products bearing the Licensed Mark(s) (the "Image Program"). Licensor will develop and control the creative components of all advertising and related promotional material (including all publicity, whether through media placement or "events") to be used in the Image Program. Licensor will determine the media to be used for advertisements and the advertising agency(ies) to be used and all national (including for purposes of this paragraph Licensor-placed regional and local) advertisements will be placed by Licensor. The Image Program will include all of the activities undertaken by Licensor to develop and promote the Licensed Mark(s).

               (B) In connection with the Image Program for the Licensed Mark(s), in each Contract Year, Licensee will pay to Licensor the amount set forth on Schedule 7.3 (the "Image Fund Payment") as a contribution towards the program.

               (C) The Image Fund Payment will be used by Licensor for purposes of advertising and promoting the Licensed Mark(s) and Approved Licensed Merchandise. However, if Licensor elects to do brand advertising on television, Licensor may apply up to one-half (1/2) of the Image Fund Payment for such purpose.

               (D) The Image Fund Payment will be computed and invoiced quarterly at the beginning of each of Licensor's fiscal quarters, and will be payable within twenty (20) days of the date of such invoice. The Image Fund Payment is in addition to any other monies payable hereunder and will not be credited against and/or recoupable from any amounts otherwise payable to Licensor hereunder.

          7.4 Licensee will prepare and present to Licensor an annual marketing program with respect to Licensed Merchandise for each Contract Year no later than December 1 of the preceding Contract Year. Such program will be subject to the approval of Licensor. Appropriate representatives of Licensor and Licensee will meet, at such place in the Los Angeles metropolitan area as the Licensor designates, to confer on such marketing program, and Licensee will make such changes therein as are necessary to obtain

Licensor's approval thereof.

          7.5 (A) Licensee's marketing program for Licensed Merchandise will at all times adhere to the philosophy of Licensor, as from time to time expressed to Licensee. Licensee will at all times maintain the prestige and goodwill of the Licensed Mark(s) and the names of Licensor, Juicy Couture, Inc. and LCI. Without limiting the foregoing, Licensee will not, without the express prior written consent of Licensor, sell or distribute any Licensed Merchandise in combination sales, as premiums or "give-aways", or pursuant to other similar methods of merchandising (including "gift-with-purchase" and "purchase-with-purchase" programs), and will not sell or distribute any other item or product in connection with Licensed Merchandise (any such other items or products being herein referred to as "Promotion Products"). In the event that Licensor consents to the sale or distribution of Promotion Products, such consent may provide that for purposes of determining Gross Sales (as defined below) hereunder for purposes of royalty calculations only, Promotion Products will be deemed Licensed Merchandise hereunder.

               (B) Licensee will adhere to the LCI Standards in all of its trade advertising, promotional and business materials (including signs, phone listings, order forms, labels, boxes, receptacles, business cards, adornments, tags and letterhead), all collateral and promotional products and material, all visual merchandising materials of any kind, including in-store fixtures, and all Packaging for all items of Licensed Merchandise, and will not employ or otherwise release any of same, including any advertisement or collateral support materials relating to any Licensed Merchandise (such as, by way of example but not by way of limitation, standard types of advertisements in the form of "slicks" or otherwise), unless and until Licensee has made a request for approval in writing, and Licensor has consented to same in writing, such approval to not be unreasonably withheld or delayed. Licensee will cause to appear on all advertising and business materials and Packaging used in connection therewith, such legends, markings and notices as Licensor may from time to time require. Approval or disapproval of any proposed use of a Licensed Mark(s) shall be given by Licensor as promptly as reasonably practicable after receipt of Licensee's written request in connection therewith, but in all cases within twenty (20) business days after actual receipt by Licensor of Licensee's request; if neither approval nor disapproval has been given within such time, approval will be deemed to have not been given. Any such approval will continue in effect indefinitely thereafter, provided that any such approval may be withdrawn by Licensor upon not less than three (3) months' prior written notice to Licensee.

Licensee must obtain prior express written approval for any use of the Licensed Mark(s) not expressly approved in advance by Licensor. Licensee will, at the commercially reasonable request of Licensor, include in its business materials an indication of the relationship of the parties hereto in a form approved by Licensor. All right, title and interest in and to all advertising and promotional programs and material with respect to Licensed Merchandise is and will remain the sole and exclusive property of Licensor, regardless of the origin of such programs and materials.

               (C) All cooperative advertising whereby Licensee provides a retailer a contribution toward the cost of an advertisement for Approved Licensed Merchandise, whether Licensee's contribution be in the form of an actual monetary contribution, credit or otherwise, will be subject to the prior approval of Licensor under the same terms and conditions as apply to advertising and promotional materials prepared by or to be used by Licensee pursuant to
Section 7.5(b); provided, however, that in the event that Licensee is not as a matter of practice given an opportunity to review the cooperative advertising copy or format prior to publication due to time constraints, then Licensee will notify Licensor, in advance, of those retailers with whom it does cooperative Licensed Merchandise advertising and/or promotion, and Licensee or Licensor, at Licensor's sole election, shall notify the named retailer of the terms of this Agreement which pertain to the said advertising or promotional materials and advise that any cooperative Licensed Merchandise advertising or promotion must comply herewith. Licensee will suspend its cooperative advertising of Licensed Merchandise with any retailer to which Licensor objects or any retailer who fails to comply with the provisions of this Section 7.5.

               (D) Licensee will furnish Licensor with an accounting on an annual basis on December 31 of each Contract Year, reconciling the amount actually spent by Licensee on all advertising and marketing, including cooperative advertising (broken down by customer), in-store fixturing and other marketing collateral compared with the budgeted amounts, which accounting shall be delivered to Licensor within forty-five (45) days of the relevant date.

          7.6 Licensee may use its own in-house or any third party agency or agencies in connection with the development of the creative portion of any consumer and trade advertisements of Licensed Merchandise ("Trade Materials") which agency is subject to the prior written approval of Licensor, which will not be unreasonably withheld. Notwithstanding the foregoing, in the event that Licensor determines in its reasonable discretion that Licensee's use of its own or any third party advertising agency is no longer acceptable, then Licensee will use Licensor's in-house creative team to work on marketing and collateral. Except in circumstances where pooling of advertising buys, in Licensor's determination, is practicable, the placement of such advertising will be the responsibility of Licensee, need not be committed through the Agency and may be placed through any other advertising agencies chosen by Licensee, but the schedule for such placement is subject to the prior approval of Licensor. Licensee will pay for any material and services supplied by the Agency, in amounts mutually determined by Licensee and the Agency and approved by Licensee, in its reasonable business judgment, prior to commencement of the project. With respect to all financial arrangements between Licensee and any outside Agency, Licensee will deal directly with the Agency, without any involvement or responsibility on the part of Licensor. Notwithstanding anything to the contrary herein, payment made to the Agency for advertising materials and advertising fees during a Contract Year will be credited against the expenditures required under Section 7.2 or 7.3 (as appropriate) for such Contract Year. No other in-store fixturing, visual merchandising, collateral or marketing support material may be used by Licensee in connection with Licensed Merchandise without Licensor's express prior written consent, which shall not be unreasonably withheld or delayed.

          7.7 Licensee and Juicy Couture, Inc. shall negotiate in good faith an arm's length agreement with respect to Licensee's use of showroom space at Juicy Couture, Inc.'s showrooms during market.

          7.8 Licensee will arrange for a dedicated space in Licensee's booth or a booth (if such dedicated space in the Licensee's booth is not available) at such national and regional trade shows as Licensee and Licensor, from time to time, shall mutually deem appropriate, at which booth (or space within Licensee's booth) Approved Licensed Merchandise (and no other Merchandise) will be displayed as set forth herein, such booth to be staffed with at least one (1) sales person who shall have responsibility solely for the promotion and sale of Approved Licensed Merchandise The location and design of any such booth (or space within Licensee's booth) is subject to Licensor's prior written approval.

     8.   GUARANTEED MINIMUM ROYALTIES.

          8.1 Licensee will pay to Licensor for each Contract Year a guaranteed minimum royalty as provided in Section 8.2 below as a non-refundable advance against Sales Royalties (defined below) payable to Licensor hereunder in respect of Net Sales made in the Territory for each Contract Year during the Initial Term and any Renewal Term. No credit shall be permitted against the Guaranteed Minimum Royalties paid or payable in respect of any Contract Year on account of Guaranteed Minimum Royalties paid or Sales Royalties paid or payable in respect of any other Contract Year. If the aggregate of all Guaranteed Minimum Royalties and Sales Royalties paid by Licensee to Licensor hereunder in respect of sales of Licensed Merchandise in respect of a Contract Year shall equal or exceed the Guaranteed Minimum Royalty for such Contract Year, then and in such event Licensee will not be obligated to make payment of any further installment of Guaranteed Minimum Royalty otherwise payable hereunder in respect of such Contract Year.

          8.2 (A) The Guaranteed Minimum Royalty payable for each Contract Year will be as listed on Schedule 8.2.

               (B) The Guaranteed Minimum Royalties for the First Contract Year will be paid as provided for on Schedule 8.2. Guaranteed Minimum Royalties payable for each subsequent Contract Year will be invoiced quarterly in advance in four (4) equal installments, which invoice will be due on the first day of each of Licensor's fiscal quarters during each Contract Year.

     9.   SALES ROYALTY.

          9.1 (A) In consideration of the license granted hereunder the Licensee will pay to Licensor a sales royalty on all of Licensee's Net Sales of Licensed Merchandise for each Contract Year as set forth in Schedule 9.1 (the "Sales Royalty").

               (B) The gross invoice price of any Licensed Merchandise sold by Licensee to any affiliate of Licensee is deemed, for the purposes of this Agreement, to be the higher of (i) the actual gross invoice price therefore; or
(ii) Licensee's regular selling price for such Licensed Merchandise sold to unaffiliated parties similarly situation in the distribution chain, and will be deemed sold at the earlier of the invoice date or delivery date.

          9.2 The Sales Royalty shall be accounted for and paid quarterly within twenty (20) days after the last business day of each fiscal quarter. The Sales Royalty payable for any quarter will be less any amounts paid at the beginning of such quarter pursuant to Section 8.2(a).

     10. SIGN-ON FEE: Licensee shall pay the sign on fee set forth in Schedule 10, on the date set forth in Schedule 10.

     11. STATEMENTS AND FINANCIAL INFORMATION.

          11.1 (A) Licensee will prepare, and at all times maintain at its principal executive offices, true, correct and complete separate books of account and records reflecting all transactions and operations within the scope of this Agreement, in accordance with generally accepted accounting principles.

               (B) Licensee will prepare and furnish to Licensor a financial statement of operations with respect to the Licensed business, in form and scope satisfactory to Licensor and certified as accurate by a senior financial officer of Licensee, for each quarterly period ended the last day of March, June, September and December in each Contract Year, which will be furnished to Licensor within twenty (20) days after the end of each such period. With respect to each Licensed Mark, the statement will provide the following information by month concerning the calculation of the amount payable for the period covered by the statement (the "Reporting Period"): (a) the Gross Sales of all Licensed Merchandise shipped during the Reporting Period by Category and SKU; (b) the amount of any approved deductions from Gross Sales by Category and SKU; (c) the Net Sales by Category and SKU for such period; (d) the amount of Sales Royalty earned hereunder on said Net Sales for the Reporting Period; (e) the total amount of the Sales Royalty earned in the current Contract Year (including Sales Royalty earned in the Reporting Period); and (f) the amount of Sales Royalty payable this Reporting Period after deduction from the amount shown in (e) of the amount of the Guaranteed Minimum Royalty and Sales Royalty actually paid in the current Contract Year. The amount payable for the Reporting Period will be the aggregate of the amount calculated in accordance with the preceding sentence and the amount of the Image Fund Payment due hereunder for the Reporting Period. In addition, each such statement will include Off-Price Sales by Category and SKU, export sales and sales by style, customer, door, and country and such other information as Licensor may reasonably request. In addition, by February 15th of each Contract Year, Licensee will submit to Licensor a similar statement with respect to the preceding Contract Year.

               (C) Licensee will submit to Licensor within fifteen (15) days after the end of each month a report setting forth Gross Sales of Licensed Merchandise for such month by Category, store, door and SKU.

          11.2 If the payment of any Guaranteed Minimum Royalties or Sales Royalties hereunder is delayed for any reason, interest will accrue on the unpaid principal amount of such payment at the prime rate

(as defined) plus five (5%) percent (the "Default Rate"). The "prime rate" shall be as published from time to time by The Chase Manhattan Bank, N.A. in New York City, adjusted each January 1 and July 1, to reflect the prime rate in effect at each such date, each such adjusted rate to apply for the six (6) months immediately following such adjustment.

          11.3 Licensee's books and records of account, together with any relevant supporting materials relating to the Licensed Merchandise or Licensee's obligations hereunder, will be available for inspection and copying (at Licensor's expense) and audit by Licensor or its agents at all reasonable times, upon reasonable prior notice, for the duration of this Agreement and for four
(4) years thereafter. Any audit by Licensor will be made by Licensor at its own expense; provided, however, that if any examination by Licensor reveals an underpayment by Licensee in Sales Royalties payable to Licensor for any quarterly period, Licensee will forthwith pay any such deficiency, together with interest thereon from the original due date at the Default Rate; provided, further, that if such underpayment is in an amount equal to or greater than two (2%) percent of the amount originally paid by Licensee in respect of such period, Licensee will also pay all costs and expenses incurred by Licensor in connection with such examination; and if such underpayment is five (5%) percent or more of the amount originally paid by Licensee with respect of such period, such underpayment will constitute an event of default under Section 3.3(a) of this Agreement; and if two (2) such underpayments of Sales Royalties occur, the second of such underpayments will be an event of default under Section 3.3(a) without any opportunity to cure such default.

          11.4 All payments required hereunder will be made in United States dollars by check or in immediately available funds by wire transfer to the account of Licensor in accordance with such instructions as Licensor may, from time to time, provide Licensee. In the event that any sale of Licensed Merchandise is paid in a foreign currency, then, for the purpose of computing Net Sales, the amount of any such sale will be converted to United States dollars at the buying site rate for United States dollars published by The Chase Manhattan Bank, N.A. in New York City as in effect on the last business day of the period in respect of which the payment of Sales Royalties in respect of such sale is to be calculated.

          11.5 Licensee will deliver to Licensor (i) within ninety (90) days after the end of each fiscal year of Licensee, an audited consolidated balance sheet of Licensee as at the end of such fiscal year, together with an audited consolidated statement of the results of operations and cash flows of Licensee during such fiscal year, all of which financial statements will be externally prepared and reviewed in accordance with generally accepted accounting principles and certified by a nationally recognized and certified accounting firm in good standing; and (ii) within forty-five (45) days after the end of each fiscal quarter of Licensee, other than the fourth fiscal quarter, unaudited consolidated balance sheets as at the last day of such quarter, together with an unaudited consolidated statement of its results of operations for such period, all of such financial statements will be prepared in accordance with generally accepted accounting principles. Each such delivery of financial statements will be accompanied by a certificate of the senior financial officer of Licensee certifying that no default on the part of Licensee under this Agreement has occurred, and certifying that all such statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial position of Licensee at the end of such period reported therein and the results of operations and cash flows for the periods covered thereby. Licensor will have the opportunity to discuss all such financial statements and accompanying materials with Licensee, and Licensee and its accountants will provide Licensor with any such information Licensor reasonably requests in connection with this paragraph. So long as Licensee or its ultimate parent is a publicly traded, SEC reporting company, the foregoing obligations in this
Section 11.5 shall not apply.

          11.6 Licensee will make available to Licensor, upon request, any marketing plans, reports and information which Licensee may have from time to time with respect to Licensed Merchandise.

          11.7 Licensee will pay punctually and discharge when due, or renew or extend prior to default, in the ordinary course of business, any indebtedness heretofore or hereafter incurred by Licensee and discharge, perform and observe any covenants, provisions and conditions required to be discharged, performed and observed in connection therewith or in connection with any agreement relating thereto except (i) when such indebtedness is subject to a bona fide dispute; or (ii) with respect to indebtedness constituting in aggregate, less than Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00).

          11.8 (A) Licensor hereby covenants and agrees that it will, at all times during the Initial Term and any Renewal Term, be capitalized in such a manner sufficient to satisfy all of its obligations (financial and otherwise) under this Agreement.

               (B) Notwithstanding the foregoing, and without in any way limiting or restricting Licensor's right to terminate this Agreement upon default as hereinabove provided, which rights shall remain absolute, if Licensee's financial covenant set out in paragraph 11.9(a) hereof shall fail to be maintained, performed or observed, then and in such event the then current term of this Agreement will be deemed to terminate, without further notice or action on the part of any person, on the date which is four (4) months after the first date on which such failure occurred, provided that any such failure (is then continuing, unless Licensor shall, in its discretion, waive such termination, in writing, specifically referring to this paragraph.

          11.9 Licensee covenants and agrees it will not default on any of its significant loan agreements. Licensee will notify Licensor in writing immediately upon the earlier of (i) its receipt of any notice of default received from any significant lender or creditor of Licensee; or (ii) when it becomes aware that it is in default. Licensee will provide Licensor with authorization, on a quarterly basis, to communicate with Licensee's significant lenders and creditors regarding Licensee.

          11.10 Licensee agrees that any loans by the principals or shareholders of Licensee to Licensee will be subordinated to Licensee's financial obligations under this agreement. So long as Licensee or its ultimate parent is a publicly traded, SEC reporting company, the foregoing obligations in this Section 11.10 shall not apply.

     12. EFFECT OF EXPIRATION OR TERMINATION.

          12.1 (A) Upon the expiration or termination of this Agreement (whether by reason of the expiration of the term of this Agreement, by earlier termination of this Agreement pursuant to Article 3 hereof or otherwise), except to the extent specifically otherwise provided in this Article 12, all rights of Licensee hereunder will terminate and revert automatically to Licensor, and neither Licensee nor any of its receivers, representatives, trustees, agents, successors or assigns (by operation of law or otherwise) will have any right to manufacture, exploit, advertise, merchandise, promote, sell, distribute or deal in or with Licensed Merchandise, and Licensee and all of its assignees, successors or assigns (by operation of law or otherwise) will forthwith discontinue all use of the Licensed Mark(s) and any derivation, component, variation or simulation thereof, or any mark confusingly similar therewith, and all references thereto or hereto, and all Merchandise Concepts, Design Concepts, Packaging, Merchandise, Intellectual Property, sketches, designs, colorways, Samples and labels provided or employed hereunder, including any modifications or improvements thereof, and any patents, trademarks, copyrights, trade names and other proprietary rights in connection therewith, all of which will revert to Licensor without any action by any Person and without any payment of consideration of any kind to Licensee, and Licensee hereby irrevocably releases and disclaims any right or interest in or to any and all of the foregoing.

               (B) Licensee will, within twenty (20) days after the date any party notifies the other of its desire to terminate or not extend the Agreement (the "Termination Notice") deliver to Licensor, separately for each Licensed Mark the following: (i) a complete list of Licensee's then current accounts for Licensed Merchandise and, for each account, Net Sales by Category for the last-completed Contract Year, indicating regular price and off-price sales; (ii) a list of each style, indicating total Net Sales dollars and units for the last-completed Contract Year, as well as Licensee's published list price and suggested retail price, if any; (iii) a list of the "top 20" selling styles for the last completed Contract Year, and two (2) samples of each. All information shall be stated separately with respect to each Licensed Mark and Category. Contemporaneously with the delivery of such information Licensee will also deliver a complete and accurate schedule of Licensee's inventory of Licensed Merchandise and, to the extent available, related work in process and materials then on hand, in the possession of contractors and in transit including non-cancelable orders identifiable to Merchandise bearing the Licensed Mark(s) (hereinafter referred to as "Inventory"). The Inventory schedule shall be prepared as of the close of business on the date of such Termination Notice. Except as Licensor may otherwise agree, all cancelable orders for Licensed Merchandise and/or related materials shall promptly be canceled.

               (C) The provisions of this Section12.1 shall take precedence over any conflicting provision of this Agreement. In addition, Licensee will execute any instruments requested by Licensor which Licensor, in its sole discretion, deems necessary, proper or appropriate to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein.

          12.2 If, upon the expiration or termination of this Agreement (whether by reason of the expiration of the stated term of this Agreement, by earlier termination of this Agreement pursuant to Article 3 hereof, or otherwise), Licensee (or any subcontractor, supplier or distributor of Licensee) has on hand any finished inventory of Licensed Merchandise (or components thereof), Licensor will have the option (herein called the "Inventory Purchase Option") to purchase all or any part of Licensee's (or any such subcontractor's, supplier's or distributor's) inventory (and any components thereof) of Approved Licensed Merchandise which is completed and which remains on hand at such expiration or termination date and which is not subject to written orders received from customers on the date of termination or expiration of this Agreement, for an aggregate purchase price equal to the lower of wholesale cost or market. Any Licensed Merchandise on hand which at no time constituted Approved Licensed Merchandise will be destroyed or the Licensed Marks obliterated therefrom. Such purchase will be f.o.b. point of shipment. The Inventory Purchase Option may be exercised, in whole or in part, by Licensor within twenty (20) days after receipt by Licensor of Licensee's written statement referred to in Section 12.1 ("Purchase Option Period"), and the purchase price will be paid and inventory delivered within thirty (30) days after such exercise. Licensor may offset the purchase price against any payment due from Licensee. Upon termination of this Agreement, at the request of Licensor, Licensee will assign to Licensor any options it has under any then existing distributorship agreements to purchase inventory of Licensed Merchandise then held by any such distributor.

          12.3 Licensee may complete (but only in accordance with the terms and conditions of this Agreement) production of Approved Licensed Merchandise which is in process, or for which written orders have been received from customers, all as of the date of termination or expiration of this Agreement (whether by reason of the expiration of the stated term of this Agreement, by earlier termination of this Agreement pursuant to Article 3 hereof or otherwise). Notwithstanding anything to the contrary contained herein, upon completion of the production of any Licensed Merchandise in accordance with the provisions of this Article12, such Approved Licensed Merchandise will be deemed subject to an Inventory Purchase Option, to the extent and as set forth in Section12.2 hereof, except that (a) Licensee will present Licensor with a written list on the last day of each week during which it is completing such production, setting forth the Licensed Merchandise completed during such week; and (b) each applicable Purchase Option Period will commence upon Licensor's receipt of each such list.

          12.4 If and to the extent that the Inventory Purchase Option is not exercised in full with respect to all Licensed Merchandise subject thereto, and if Licensee is not in default under this Agreement, Licensee may use the Licensed Mark(s) ("Royalty Option") in connection with the sale of Approved Licensed Merchandise as to which an Inventory Purchase Option was not exercised for the six (6) month period immediately following the expiration of the applicable Purchase Option Period, provided Licensee fully complies with the provisions of this Agreement in connection with such disposal. Licensee will be obligated to continue to pay Licensor the Sales Royalty in respect of all of its sales of Licensed Merchandise made pursuant to the Royalty Option. The existence of the Royalty Option shall not affect any of the rights of Licensor hereunder. Upon the expiration of all Purchase Option Periods, or, if Licensee then has the Royalty Option, upon the expiration of the Royalty Option, Licensee will sell to Licensor at the lower of Licensee's cost or market, or, at Licensor's option, destroy, all material and other products in its possession or under its control incorporating the Licensed Mark(s), including all labels, tags, Packaging, containers, advertising and promotional material (but not including Approved Licensed Merchandise, labels, tags, Packaging, containers, advertising and promotional material, if any, in inventory at any of Licensee's outlet stores).

          12.5 Notwithstanding any termination or expiration of this Agreement (whether by reason of the expiration of the stated term of this Agreement, by earlier termination of this Agreement pursuant to Article 3 hereof or otherwise), Licensor will have, and hereby reserves, all the rights and remedies which it may have, at law or in equity, including with respect to (a) the collection of royalties or other funds payable by Licensee pursuant to this Agreement; (b) the enforcement of all rights relating to the establishment, maintenance and protection of the Licensed Mark(s); and (c) damages for breach of this Agreement on the part of Licensee.

          12.6 Notwithstanding anything to the contrary contained in this Agreement, Licensor will have the right, exercisable at any time commencing at such time as Licensee fails to renew this agreement in accordance with the terms hereof or notifies Licensor of its intention to not renew this Agreement or at any time commencing twelve (12) months prior to the termination (pursuant to Article 3 or otherwise) or the expiration of the then current term of this Agreement, to itself manufacture, advertise and promote Licensed Merchandise, and to negotiate and enter into agreements with third parties pursuant to which it may grant a license to use the Licensed Mark(s) in connection with the manufacture, advertising, promotion, distribution and sale of Merchandise, but only if the collections of such Merchandise are not shipped for sale prior to the expiration or termination date of the then current Term and the first collection of Merchandise to be sold thereunder is the collection following the last seasonal collection sold hereunder. Nothing herein contained will be construed to prevent Licensor or any such third party licensee from showing such Licensed Merchandise and accepting orders therefore prior to the termination hereof. Licensor will notify Licensee in writing of its intention to terminate the Agreement due to Licensee's default and/or the execution of any agreement granting a license to use the Licensed Mark(s) in connection with the sale and manufacture of Articles in the Territory as described in this Section12.6.

     13. NON-COMPETE.

          13.1 (A) Licensee acknowledges that, in order to induce Licensor to enter into this Agreement and to grant Licensee the exclusive right, license and privilege to use the Licensed Mark(s) in connection with Approved Licensed Merchandise (all in accordance with the terms and subject to the conditions set forth in this Agreement), Licensee, among other things, has represented and warranted to Licensor that Licensee will devote a substantial portion of its time and energy and use all commercially reasonable efforts, through the adequate financing of Licensee's operations and business, in order that Licensee shall develop and maintain a substantial, permanent and expanding business in Approved Licensed Merchandise. Licensee further acknowledges that Licensor is expressly relying on the representations and warranties of Licensee herein in entering into this Agreement and thereby granting to Licensee the exclusive license herein granted. In order to confirm the scope and application of such representations and warranties, Licensee hereby covenants to and agrees with Licensor that, during the term of this Agreement, Licensee, its affiliates or subsidiaries, will not enter into, any business transaction or arrangement with respect to the manufacture, advertising, merchandising, promotion, sale or distribution of any Merchandise bearing or sold under or in association with the following brands(each a "Competing Brand"): *

               (B) If Licensee contemplates entering into a license with a Competing Brand, Licensee will promptly inform Licensor and shall provide Licensor with sufficient information concerning the proposed transaction to enable Licensor to make an informed decision whether in its discretion, the nature of the proposed license or the parties participating therein would materially adversely impact upon or affect the Licensed Mark(s) or their use in connection with Licensed Merchandise or Licensee's ability to meet all of its obligations under this Agreement. Licensor will notify Licensee of its decision within twenty (20) business days after it receives all of the information referred to in the preceding sentence or such other additional information as Licensor may reasonably request. If Licensor approves the proposed license, which approval must be in writing, and the advertising/exploitation commitments under such license are greater than that provided for

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT hereunder, this Agreement will automatically be deemed to increase the aggregate of the Image Fund Payment and the minimum advertising obligations (as set forth in Section 7) and the Sales Royalty to the amounts provided in such license for comparable periods of time. Licensee will notify Licensor promptly upon making any such other designer license agreement, including in such notice the identity of the designer and the advertising/exploitation commitment contained in said agreement.

     14. INTELLECTUAL PROPERTY MATTERS.

          14.1 (A) Licensor must approve in advance in writing all uses of the Licensed Mark(s). Licensee will not use a Licensed Mark(s) as part of a corporate name or as a trademark, servicemark or other commercial mark, in whole or in part, or in such a way so as to give the impression that the name of Licensor or LCI or the Licensed Mark(s), or any component, modification or variation of any of the foregoing, is the property of Licensee. No name, names, word or words will be conjoined or used by Licensee in connection with the Licensed Mark(s) without the prior written consent of Licensor, including in any Packaging, advertising, promotional or business materials or the like utilized by Licensee in connection with Licensed Merchandise.

               (B) Licensor may from time to time promulgate written uniform rules and regulations relating to the manner of use of a Licensed Mark(s), which Licensee will, as promptly as practicable, adhere to in its operations hereunder.

          14.2 Licensee acknowledges that each Licensed Mark has acquired a valuable secondary meaning and goodwill in the minds of the trade and the public, and that all Merchandise bearing a Licensed Mark has acquired a reputation of the highest quality and style. Licensee acknowledges that Licensor is the owner of all right, title and interest in and to each Licensed Mark in any and all forms or embodiments thereof, and is the owner of the goodwill attached to each Licensed Mark in connection with the business and goods in relation to which the same has been and may in the future be used. For the purposes of trademark registration, sales by Licensee of Licensed Merchandise shall be deemed to have been made by and for the benefit of Licensor. Licensee will exercise its best efforts throughout its operations under this Agreement to safeguard the prestige and goodwill of the Licensed Mark(s). Licensee will not, at any time, do or permit any third party with whom it has a contractual relationship with respect to the Licensed Merchandise, to do, or permit any of its affiliate to do, any act or thing which may, in any way, impair the rights of Licensor in and, or which may affect the validity or depreciate the value of, the Licensed Mark(s) or their respective prestige or goodwill.

          14.3 Licensee acknowledges that only Licensor may, at its own expense, file and prosecute a trademark application or applications to register a Licensed Mark or any component, derivation or variation thereof, for any items or services, including Licensed Merchandise or to file or protect any patent or copyright application with regard to any item of Licensed Merchandise. All such filings and prosecution must be done by Licensor only in its discretion.

          14.4 Licensee will use the Licensed Mark(s) strictly in compliance with and observance of any and all applicable laws, rules, regulations, and ordinances and will use such markings in connection therewith as may be reasonably requested by Licensor. To the extent any rights in and to a Licensed Mark are deemed to accrue to Licensee pursuant to this Agreement or otherwise, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, to Licensor. Licensee will execute any and all documents and instruments reasonably requested by Licensor which Licensor may deem necessary, proper or appropriate to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance will be without consideration other than the mutual agreements contained herein. Upon expiration or termination of this Agreement for any reason whatsoever, Licensee will forthwith execute and file any and all documents reasonably requested by Licensor terminating any and all trademark registrations, registered user agreements and other documents regarding the Licensed Mark(s). Licensor shall bear all expenses reasonably incurred in preparing and recording any and all such documents.

          14.5 Licensee agrees, on behalf of itself, its affiliates and owners, never (i) to challenge the validity or ownership of any Licensed Mark or any application for registration thereof, or the trademark registrations thereof, in any jurisdiction; nor (ii) to contest the fact that Licensee's rights under this Agreement are (a) solely those of a manufacturer and distributor; and (b) subject only to the applicable provisions of Sections 12.2 and 12.3 hereof, terminate upon termination of this Agreement. The provisions of this Section
14.5 will survive any termination or expiration of the term of this Agreement.

          14.6 In the event that any of Licensee's designs for Licensed Merchandise, or any advertising, Packaging or promotional material, may be made the subject of patent, trademark or copyright protection, Licensor will have the right, at its own expense, to file applications therefore and will be the


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

exclusive owner of such rights. Licensee will fully cooperate with Licensor in connection with any such activities.

          14.7 Licensee will promptly notify Licensor of any infringement of the Licensed Mark(s), or any act of unfair competition by third parties relating to a Licensed Mark, whenever such infringement or act comes to Licensee's attention. After receipt of such notice from Licensee, Licensor may, in Licensor's discretion, take such action to stop such infringement or act as Licensor may deem necessary to protect the Licensed Mark(s). Licensee will cooperate fully with Licensor to stop any such infringement or act and, if so requested by Licensor, will join with Licensor as a party to any action brought by Licensor for such purpose. Licensor will have full control over any action taken, including the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable. Licensor will bear all expenses connected with the foregoing, except that if Licensee desires to retain its own counsel, it may do so at its own expense. Any recovery as a result of such action will belong solely to Licensor. Licensee agrees that Licensor will have the sole power to take or omit to take legal or other action, before any court or governmental authority or otherwise, with respect to the protection of the Licensed Mark(s) against infringement or otherwise, and that if Licensor determines, in its discretion, that it would not be in the best interests of Licensor's business, viewed as a whole, to take any such action, Licensor may determine to omit from taking any such action, and Licensee hereby agrees to abide by any such decision.

          14.8 ANTI-COUNTERFEITING CONTRIBUTION. Licensee shall contribute the amount set forth in Schedule 14.8 towards Licensor's anti-counterfeiting activities relating to the Licensed Merchandise (the "Anti-Counterfeiting Contribution"). Upon the request of Licensee, Licensor will provide reasonable documentation of its expenses for anti-counterfeiting activities related to the Licensed Merchandise. The Anti-Counterfeiting Contribution will be invoiced annually during the term, as set forth in Schedule 14.8.

          14.9 Licensee hereby represents, warrants and covenants that Licensee will own or obtain, for the sole benefit of Licensor, prior to any use thereof, all rights (if any) in or to any designs sketches or components thereof, Packaging, advertising and artwork (such concepts and materials are collectively referred to as the "Merchandise IP") necessary or appropriate to enable Licensee to (a) manufacture and sell Approved Licensed Merchandise based on or embodying such Merchandise IP; and (b) prevent others from manufacturing and selling Merchandise based on or embodying such Merchandise IP or any element confusingly similar thereto. All right, title and interest in and to all Samples (including Final Samples), and all Merchandise IP used in connection with all Samples and Merchandise derived therefrom, including any modifications to or improvements of any of the foregoing, to the extent the same may for any reason be deemed to be other than the sole and exclusive property of Licensor, are hereby assigned to, and will be the sole and exclusive property of, Licensor, and will not be used by Licensee other than in strict accordance with this Agreement. All Merchandise manufactured by Licensee, Samples (including Final Samples), Merchandise Concepts, Design Concepts, sketches, product designs and colorways provided hereunder will be used by Licensee only in accordance with this Agreement, and none of the foregoing which are distinctive to Licensed Merchandise will be used or adapted by or through Licensee, through any affiliate of Licensee or otherwise, to produce any items or products other than Approved Licensed Merchandise hereunder. Notwithstanding the foregoing, nothing contained herein shall be deemed to effect an assignment to Licensor of any designs or intellectual property rights owned or used by Licensee or its affiliates prior to the date of this Agreement; provided however that Licensee shall notify Licensor in advance, and Licensor shall have the right to approve, in writing, any use in the Licensed Merchandise of designs or intellectual property rights owned or used by Licensee or its affiliates prior to the date of this Agreement.

     15. CONFIDENTIALITY.

          15.1 Each party acknowledges that all information of a business or technical nature imparted to the other party during the course of this Agreement with respect to the business of the disclosing party and its affiliates, including business plans, designs, sketches, materials, colors, costs, pricing, customers, production techniques, sources of supply and other documents, non-public information and trade secrets, were acquired, designed and/or developed by them at great expense, are secret, confidential and unique, and constitute the trade secrets and exclusive property of the disclosing party and its affiliates, and that any use by the other party of any such trade secrets and property, other than for the sole purpose of manufacturing, advertising, merchandising, promoting, selling and distributing Approved Licensed Merchandise in accordance with the terms of this Agreement, would be wrongful and would cause irreparable injury to the disclosing party and its affiliates.

          15.2 Neither party will at any time disclose or divulge to any Person, or use or suffer the use by any other Person, for any purpose other than solely as required for the manufacturing, advertising, merchandising, promoting, selling and distributing of Approved Licensed Merchandise in accordance with the terms of this Agreement, directly or indirectly, for its own or the benefit of any Person, any property, trade secrets or confidential information of the other party or any of its affiliates obtained from or through them.

          15.3 Licensor may use and authorize its affiliates and others to use, in any manner Licensor desires, any design components provided or approved by Licensor for use by Licensee hereunder, whether or not distinctive and whether or not they are actually used by Licensee hereunder, provided that such use does not conflict with any rights granted to Licensee hereunder. No such use by Licensor, its affiliates or others outside the Territory or in connection with products other than Merchandise will be deemed in conflict with any rights granted to Licensee hereunder.

     16. EQUITABLE RELIEF. Each party acknowledges that the other will suffer great and irreparable harm as a result of the breach of any covenant or agreement to be performed or observed under this Agreement other than the covenants to make monetary payments, and, whether such breach occurs before or after the termination of this Agreement, each party acknowledges that the non-breaching party will be entitled to apply for and receive from any court of competent jurisdiction a temporary restraining order, preliminary injunction and permanent injunction, without any necessity of proving damages or any requirement for the posting of a bond or other security, enjoining the breaching party from further breach of this Agreement or further infringement or impairment of Licensor's rights in and to the Licensed Mark(s). Such relief will be in addition to and not in substitution of any other remedies available to the non-breaching party pursuant to this Agreement or otherwise.

     17. INDEMNITY; INSURANCE.

          17.1 (A) It is understood and agreed that as between Licensor, on the one hand, and Licensee, on the other hand, Licensor assumes no liability to Licensee or any third party with respect to the performance characteristics of Licensed Merchandise, all of which liabilities will be borne by Licensee.

               (B) Licensee agrees to indemnify and hold Licensor, Juicy Couture, Inc., LCI and their respective officers, directors, agents, representatives and controlling persons (collectively, for purposes of this Section 16(b), "Licensor"), individually, harmless from any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees and expenses) (collectively, "Indemnified Losses"), which Licensor may become liable for, or may incur, or be compelled to pay, directly as a result of any acts, whether of omission or commission, that may arise under or in connection with this Agreement, in connection with Licensed Merchandise manufactured by or on behalf of Licensee or otherwise in connection with Licensee's business or by virtue of any misrepresentation or breach of warranty or failure to perform or observe any covenant on its part to be performed or observed hereunder.

          17.2 Licensor agrees to indemnify and hold Licensee and its officers, directors, agents, representatives and controlling persons (collectively, for purposes of this Section 17.2, "Licensee") harmless from any and all Indemnified Losses, which Licensee may become liable for, or may incur, or be compelled to pay directly as a result of the infringement of the trademark rights of a third party unaffiliated with Licensee solely by reason of Licensee's use of the Licensed Mark(s) within the Territory, in accordance with the terms and conditions of this Agreement.

          17.3 An indemnified party will immediately give notice to the indemnifying party of any claim, action or suit that may give rise to liability under this Article 17, provided that the failure of any indemnified party to provide such notice will not relieve the indemnifying party of its obligations hereunder. The indemnifying party will have the option to defend any such claim, action or suit, including the right to select counsel, control the defense, assert counterclaims and crossclaims, bond any lien or judgment, take any appeal and to settle on such terms as it, in its discretion, reasonably deems advisable, provided prior notice of any settlement is given to the indemnified party and such party provides its express prior consent thereto. No settlement of any claim may be effected without the prior written consent of the indemnifying party.

          17.4 Licensee will maintain in full force and effect at all times during which Licensed Merchandise is being sold and used, with an insurance carrier that has at least an A.M. Best Rating of A- VII, a liability insurance policy with limits of liability of at least the following amounts: Comprehensive General Liability including premises operations, products and completed operations, and personal/advertising injury - $2,000,000 aggregate; employer's liability - $1,000,000 per occurrence; worker's compensation - statutory required medical and indemnity; and umbrella/excess liability - $25,000,000 aggregate. Liability coverage under such insurance policy will include bodily injury and property damage claims resulting from accidents or occurrences arising out of any alleged defect in Licensed Merchandise, whether such defect be patent or latent in nature and whether such defect is alleged to be a manufacturing or design defect. Such insurance will insure against all accidents or occurrences occurring at all times during which Licensed Merchandise is being sold and used, regardless of when the claim is made. and the General Liability and Umbrella/Excess Liability policy will name as additional insureds Licensor, LCI and their respective officers, directors, agents, representatives and controlling persons, and shall endeavor to provide for at least thirty (30) days' prior written notice by the carrier thereof to Licensor and Licensee of the cancellation or modification thereof. Licensee will as promptly as practicable, after the date hereof and from time to time thereafter upon Licensor's written request, deliver to Licensor a certificate of such insurance from the insurance carrier which sets forth the scope of coverage and the limits of liability. Licensee will provide Licensor as promptly as practicable with a true, correct and complete copy of any Insurance Notice received by Licensee hereunder. In the event that the insurance coverage to be provided under the policy as proposed to be modified by any Insurance Notice shall be unacceptable to Licensor, Licensee will thereupon use all commercially reasonable efforts either to retain the coverage then provided for in the said policy or to obtain other insurance coverage which is acceptable to Licensor. In the event that, within fifteen (15) days prior to the effective date of any change set out in any Insurance Notice, Licensee will not have provided or arranged for insurance coverage (substitute or otherwise) acceptable to Licensor, Licensor may itself arrange to obtain insurance coverage complying with the terms hereof. Licensee will reimburse Licensor, immediately upon Licensor's request, for all expenses and premium payments associated with Licensor's seeking and obtaining such coverage. Licensee's maintenance of the insurance coverage as provided herein will not limit, excuse or replace any of Licensee's obligations under the provisions of Section 17.1 hereof, which will remain absolute. Any such insurance may be obtained by Licensee in conjunction with a currently existing policy covering other products.

          17.5 The provisions of this Article 17 will survive any termination or expiration of this Agreement.

     18. REPRESENTATIONS AND WARRANTIES.

          18.1 Licensee hereby represents and warrants to Licensor as follows:

               (A) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation as set forth on page 1 of this Agreement, and is duly qualified and authorized to do business and in good standing in all jurisdictions in which the nature of its business requires such qualifications.

               (B) Neither the execution, delivery nor performance of this Agreement by Licensee will, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of any other agreement or understanding to which Licensee is a party or by which it or any of its properties may be bound.

               (C) Licensee has full power and authority to enter into this Agreement and to carry out the transactions contemplated thereby in accordance with its terms; the execution, delivery, and performance of this Agreement by Licensee have been duly and properly authorized by all necessary actions; and this Agreement constitutes the valid and binding obligation of Licensee enforceable in accordance with its terms.

          18.2 Licensor hereby represents and warrants to Licensee as follows:

               (A) Licensor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified and authorized to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its business requires such qualification.

               (B) Neither the execution, delivery nor performance of this Agreement by Licensor will, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of the Certificate of Incorporation or By-Laws of Licensor or any other agreement or understanding to which Licensor is a party or by which it or any of its properties may be bound.

               (C) Licensor has full power and authority to enter into this Agreement and to carry out the transactions contemplated thereby in accordance with its terms; the execution, delivery, and performance of this Agreement by Licensor have been duly and properly authorized by all necessary corporate actions; and this Agreement constitutes the valid and binding obligation of Licensor enforceable in accordance with its terms.

               (D) Licensor has the right to grant the license to use the Licensed Mark(s) as trademarks in connection with the manufacturing, advertising, promotions, sales and distribution of Approved Licensed Merchandise by Licensee, as contemplated by and under the terms and conditions set forth in this Agreement.

     19. BROKERS. Each of Licensor and Licensee hereby represents and warrants to the other that neither it nor any of its affiliates (including its officers, directors or employees) has employed or dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and agrees to indemnify and hold the other party and its affiliates harmless from any and all liabilities (including, without limitation, reasonable attorneys' fees and disbursements paid or incurred in connection with any such liabilities) for any brokerage commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby insofar as such liabilities shall be based on the arrangements or agreements made by it or on its behalf.

     20. NOTICES. All reports, communications, requests, demands or notices required by or permitted under this Agreement will be in writing and will be deemed to be duly given on the date same is sent and acknowledged via hand delivery, facsimile or reputable overnight delivery service (with a copy simultaneously sent by registered mail), or, if mailed, five (5) days after mailing by certified or registered mail, return receipt requested, to the party concerned at the following address:

               IF TO LICENSOR: L. C. LICENSING, INC.
                               c/o Liz Claiborne, Inc.
                               1441 Broadway
                               New York, NY 10018
                               Attention: President - Licensing
                               Fax No.: (212) 626-1807

               WITH COPY TO:   LIZ CLAIBORNE, INC.
                               One Claiborne Avenue
                               North Bergen, NJ 07047
                               Attention: Legal Department
                               Fax No.: (201) 295-7851

               IF TO LICENSEE, AS SET FORTH IN SCHEDULE 20.

Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.

     21. MISCELLANEOUS.

          21.1 (A) INTEGRATION; AMENDMENTS. This Agreement (including the schedules annexed hereto) sets forth the entire agreement and understanding between the parties relating in any way to the use of the Licensed Mark(s), or to the subject matter hereof and supersedes and merges all prior discussions, arrangements and agreements between them. This Agreement may not be amended or modified except by written instrument signed by each of the parties hereto.

               (B) RELATIONSHIP OF PARTIES. Nothing herein contained will be construed to constitute the parties hereto as partners or as joint venturers, or as franchisor/franchisee, or either as agent of the other. Neither party hereto by virtue hereof has the right nor authority to act for or to bind the other in any way or to sign the name of the other or to represent that the other is in any way responsible for the acts or omissions of the other.

               (C) GOVERNING LAW; JURISDICTION. This Agreement has been entered into in the State of New York and will be construed by and interpreted in accordance with the laws of that State without regard to principles of conflict of laws. The headings given to the paragraphs of this Agreement are for the convenience of the parties only and are not to be used in any interpretation of this Agreement. Licensor and Licensee hereby (i) agree that the State and Federal courts sitting in the State and City of New York have exclusive jurisdiction in any action arising out of or connected in any way with this Agreement; (ii) each consent to personal jurisdiction of and venue in such courts in any such matter; and (iii) further agree that the service of process or of any other papers with respect to such proceedings upon them by mail in accordance with the provisions set out herein will be deemed to have been duly given to and received by them five (5) days after the date of certified mailing and shall constitute good, proper and effective service.

               (D) SEVERABILITY. In the event that any one or more provisions of this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

               (E) WAIVER. No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by any party of any provision of this Agreement, or of any breach or default, will be effective unless in writing and signed by the party against whom such waiver is to be enforced. All rights and remedies provided for herein will be cumulative and in addition to any other rights or remedies such parties may have at law or in equity.

               (F) FURTHER ASSURANCES. Each party hereto will be cooperative and will take such further action and shall execute and deliver such further documents as may be reasonable requested by the other party hereto in order to effectuate or facilitate the purpose and intents of this Agreement.

               (G) DELEGATION BY LICENSOR. Notwithstanding any provision to the contrary herein contained, Licensor's rights and obligations in connection with the review and approval of Licensed Merchandise hereunder (thereby rendering the same Approved Licensed Merchandise), may be delegated by Licensor to any affiliate of Licensor, and Licensee will accept the performance of such designee, for all purposes hereunder, as the performance of Licensor hereunder.

               (H) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed an original.

               (I) THIRD PARTY BENEFICIARIES. Notwithstanding anything to the contrary in this Agreement, this Agreement does not and will not be construed to itself confer any rights whatsoever upon any Person or entity whatsoever except Licensor and Licensee and their respective affiliates, whether upon a theory of third party beneficiary or otherwise, and Licensee and Licensor agree on behalf of themselves and their respective affiliates to neither cause nor permit any of their respective affiliates, including their respective officers, directors and employees, to take any action inconsistent with the provisions of this Section. Only the parties to this Agreement will have any rights under or be entitled to enforce this Agreement.

               (J) TERMS AND USAGE GENERALLY. The definitions contained in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Annexes, Exhibits and Schedules are deemed to be references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless the context otherwise requires. All Annexes, Exhibits and Schedules attached hereto are deemed incorporated herein, as if set forth in full herein. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation"". All accounting terms not defined in this Agreement have the meanings determined by United States generally accepted accounting principles as in effect from time to time. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person or entity are also to its permitted successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

     22. LICENSOR'S APPROVAL OR CONSENT. The parties hereby agree and acknowledge that the highest standards and reputation and established image, prestige and goodwill are associated with the name of Licensor, LCI, Juicy Couture, Inc., the Licensed Mark(s) and with the businesses and products of Licensor, Juicy Couture, Inc. and LCI and their respective affiliates and licensees, and that the operations of the license granted hereunder and the Person(s) who own the license or any equity interest in Licensee will reflect upon and affect such standards, reputation, image, prestige and goodwill. Accordingly, Licensee agrees and acknowledges that any approval or consent of Licensor required hereunder, including any approval or consent that by the terms of this Agreement may not be unreasonably withheld, may be based upon subjective standards intended to maintain such standards, reputation, image, prestige and goodwill, and the quality and reputation of Licensed Merchandise.

     23. TAXES. If applicable, Licensee will pay withholding tax on royalties and all other payments made to Licensor pursuant to this Agreement. An amount equal to the withholding tax paid by Licensee will be deducted by Licensee from the royalty and other payments made to Licensor. Licensee will furnish Licensor with all certificates or other administrative documents issue by a local tax authority on the withholding taxes paid.

     24. JOINT AND SEVERAL LIABILITY. It is understood and agreed by the parties that Movado and Swissam have joint and several liability with respect to all of the obligations under this Agreement.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.


                                        L. C. LICENSING, INC.


                                        by: /S/ Barbara J. Friedman
                                            ------------------------------------
                                            AUTHORIZED SIGNATURE

                                        NAME:  BARBARA J. FRIEDMAN
                                        TITLE: PRESIDENT-LICENSING


                                        MOVADO GROUP, INC.


                                        BY: /S/ Richard Cote
                                            ------------------------------------
                                            AUTHORIZED SIGNATURE

                                        NAME:   Richard Cote
                                              ----------------------------------
                                        TITLE:  Executive Vice President/COO
                                               ---------------------------------
                                        DATE SIGNED:  November 21, 2005
                                                     ---------------------------


                                        SWISSAM PRODUCTS LIMITED


                                        BY: /s/ Timothy F. Michno
                                            ------------------------------------
                                            AUTHORIZED SIGNATURE

                                        NAME:  Timothy F. Michno
                                              ---------------------------------
                                        TITLE:  General Counsel/Director
                                               ---------------------------------
                                        DATE SIGNED: November 21, 2005
                                                     ---------------------------

                             SCHEDULE 1.1 TERRITORY

The Territory shall be the world; provided that rights to sell and distribute in any country other than the countries listed below are subject to (i) Licensor's reasonable determination that the sale of Licensed Merchandise in such country will not infringe on the intellectual property rights of any third party; and,
(ii) the commencement by Licensor, LCI, their affiliates or authorized distributors of the sale of apparel or handbags in such country; provided that Licensor will use commercially reasonable efforts to provide advance notice of the anticipated commencement of the sale of apparel or handbags in any such country in order that Licensee may develop a business plan, which shall be subject to the reasonable approval of Licensor.

                                        *

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                          SCHEDULE 1.2 LICENSED MARK(S)

Juicy Couture

Couture Couture Los Angeles

                            SCHEDULE 1.3 MERCHANDISE

Women's timepieces and the component parts thereof including, without limitation, watch bands ("Women's Timepieces"); subject to Section 2.6(a) hereof, men's timepieces and the component parts thereof including, without limitation, watch bands ("Men's Timepieces"); subject to Section 2.6(b), children's timepieces and the component parts thereof including, without limitation, watch bands ("Children's Timepieces"). Each of Women's Timepieces, Men's Timepieces, and Children's Timepieces is a "Category" of Licensed Merchandise.

                         SCHEDULE 1.5 LINE OPENING DATES

Licensed Merchandise will be introduced to the trade no later than November
2006.

There will be five (5) major markets for Licensed Merchandise each year in January, March, May, August and November.

                        SCHEDULE 1.8 FIRST CONTRACT YEAR

Effective Date: November 18, 2005

The First Contract Year commences on the Effective Date and ends on December 31, 2005.

                           SCHEDULE 1.10 BUSINESS PLAN

I.   BUSINESS PLAN

     A.   Sales Objective - All By Brand

          1.   Projected Volumes

          2.   Projected Doors

          3.   Distribution Strategies

          4.   Analysis Of Past Season Volumes

     B.   Advertising, Marketing, Promotion And
          Public Relations Objectives By Brand

     C.   Shop-In-Shops By Brand

          1.   Strategies

          2.   Projected Expenditures, Customer, Door

     D.   Organization Structure

     E.   Launches Of New Categories

     F.   Analysis Of Competition Including Pricing

     G.   Quality, Sourcing And Operational Issues

II.  MARKETING PLAN

     A. Strategy, Including Expenditures, By Brand And Type Of Advertising Vehicles, Marketing And Public Relations

     B.   Launch Activities By Brand

     C.   Collateral Support By Brand

     D.   Media Plan

          1.   Advertising Schedule By Brand For All Print Media

          2.   Radio And Television, If Applicable, By Brand

                                  SCHEDULE 1.13

                                        *

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                      SCHEDULE 1.14 STANDARDS OF ENGAGEMENT

                    LIZ CLAIBORNE, INC. AND ITS SUBSIDIARIES
                             STANDARDS OF ENGAGEMENT

1. LEGAL REQUIREMENTS. Licensees must observe all applicable laws of their country, including laws relating to employment, discrimination, the environment, safety and the apparel and related fields. If local or industry practices exceed local legal requirements, this higher standard should be met.

2. HEALTH AND SAFETY. Conditions must be safe, clean and acceptable throughout all work and residential facilities.

3. EMPLOYMENT PRACTICES. We will only support businesses that are fair to their employees:

          - Licensees must pay wages and benefits and provide compensation for overtime consistent with local laws.

          - Licensees must adopt working hours that do not exceed prevailing local law. One day in seven should be regularly encouraged as a day off.

          - Licensees must not use child labor as defined by local law (however, workers must be at least 15 years of age), forced labor or prison labor.

          - Licensees must not use corporal punishment or other mental or physical disciplinary actions or engage in sexual harassment.

          - We favor Licensees who do not discriminate based upon race, religion, national origin, political affiliation or sex, and who encourage free association and freedom of expression.

4. ENVIRONMENTAL PRACTICE. We favor licensees who practice environmental protection.

5. ETHICAL CONDUCT. We will encourage our Licensees to embrace ethical standards in the conduct of their businesses. We will not support or participate in any way in any local, regional or national war or armed conflict in any country in which we do business and will seek to minimize our business risk where conflict exists, emphasizing the safety of our employees and representatives.

IF YOU BELIEVE THAT THESE STANDARDS OF ENGAGEMENT ARE NOT BEING UPHELD OR IF YOU HAVE ANY QUESTIONS REGARDING THESE STANDARDS OF ENGAGEMENT, PLEASE CONTACT LIZ CLAIBORNE. YOUR IDENTITY WILL BE KEPT IN CONFIDENCE.

                    SCHEDULE 2.3 (B) LICENSEE/FACTORY PROFILE

SEE ATTACHED

                               LIZ CLAIBORNE, INC.
                            LICENSEE/FACTORY PROFILE

                        PLEASE COMPLETE FOR EACH FACTORY

LICENSEE INFORMATION

Legal Name                ____________________________   Owner(s)                 ____________________________
Main Office Address       ____________________________   Contact Person / Title   ____________________________
                          ____________________________   Telephone Number         ____________________________
State / Province          ____________________________   Fax / E-mail Address     ____________________________
Postal Code               ____________________________
Country                   ____________________________

FACTORY INFORMATION

Facility (Factory) Name   ____________________________   Owner(s)                 ____________________________
Main Office Address       ____________________________   Contact Person / Title   ____________________________
                          ____________________________   Telephone Number         ____________________________
State / Province          ____________________________   Fax / E-mail Address     ____________________________
Postal Code               ____________________________
Country                   ____________________________

FACTORY BACKGROUND INFORMATION

Years in Operation        ____________________________   Other Current Buyers     ____________________________
Type of Product           ____________________________                            ____________________________
Monthly Production                                                                ____________________________
(in units per month)      ____________________________
Number of Workers         ____________________________
Number of Machines        ____________________________
Other Current Buyers      ____________________________
                          ____________________________
                          ____________________________

Please circle Y (Yes) or N (No)

Have you ever been visited by U.S. Customs?                         Y   N
Has this factory ever been named on U.S. Customs 592 List?          Y   N
Has this factory ever been cited violations by local authorities?   Y   N
Are there ANY workers in this facility under the age of 15?         Y   N
Are there migrant workers employed at this facility?                Y   N
Does the factory provide housing for workers?                       Y   N

                           SCHEDULE 3.1 TERM; RENEWAL

a) Term: Effective Date - December 31, 2011.

b) Renewal Threshold:  *  .

c) Renewal Term: January 1, 2012 - December 31, 2016.

d) Notice must be provided by March 31, 2011.

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                        SCHEDULE 3.3(G) MINIMUM NET SALES

Licensee shall achieve Net Sales of Licensed Merchandise in the U.S. of $0 in Year 1 (2005) and * in Year 2 (2006). In each year thereafter, Licensee shall achieve Net Sales equal *

Initial Term:

YEAR            SALES
----            -----
Year 3 (2007)
Year 4 (2008)
Year 5 (2009)     *
Year 6 (2010)
Year 7 (2011)

Renewal Term, if any:

YEAR             SALES
----             -----
Year 8 (2012)
Year 9 (2013)      *
Year 10 (2014)
Year 11 (2015)
Year 12 (2016)

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                   SCHEDULE 4.1 APPROVED FULL PRICE CUSTOMERS

                                        *

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                    SCHEDULE 4.2 APPROVED OFF-PRICE CUSTOMERS

                                        *

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                             SCHEDULE 5 ORGANIZATION

Brand President

Director of Sales

Vice President of Product Development

Director of Marketing

                        SCHEDULE 6.2(A) PRODUCT CALENDAR

                                        *

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                   SCHEDULE 6.7 LICENSEE PROCEDURES CHECKLIST

                          LICENSEE PROCEDURES CHECKLIST

Licensee name: ___________________________________________________

Date: ____________________________________________________________

Contact: _________________________________________________________

Please provide a description of the procedure currently in place for each of the following areas of compliance and testing. Kindly attach copies of existing documented programs and requirements if available:

Human Rights Compliance

Quality Systems Compliance

Supplier Certification

Country of Origin Verification

Raw Materials Testing

Product Care Labeling and Testing

             SCHEDULE 7.2 NATIONAL ADVERTISING, MARKETING AND COOP.

Year 1 (2005)   0

                *

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                         SCHEDULE 7.3 IMAGE FUND PAYMENT

Year 1 (2005)   $0

                 *

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                 SCHEDULE 8.2 GUARANTEED MINIMUM ROYALTIES (GMR)

The minimum royalty shall be $0 in Year 1 (2005) and * in Year 2 (2006). In each subsequent year, the minimum shall be * and the following base amount for such year:

Initial Term:

YEAR            MINIMUM ROYALTY
----            ---------------
Year 3 (2007)
Year 4 (2008)
Year 5 (2009)          *
Year 6 (2010)
Year 7 (2011)

Renewal Term, if any:

YEAR             MINIMUM ROYALTY
----             ---------------
Year 8 (2012)
Year 9 (2013)           *
Year 10 (2014)
Year 11 (2015)
Year 12 (2016)

For the Second Contract Year, royalties in excess of the GMR will only be payable on sales that generate royalty revenue in excess of * .

Payment of Guaranteed Minimum Royalties: The minimum royalty for each Contract Year shall be paid in advance in four (4) equal quarterly installments, on the first day of Licensor's fiscal quarters commencing January 1, 2006.

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                           SCHEDULE 9.1 SALES ROYALTY

Regular Royalty Rate:  *

For the Second Contract Year, royalties in excess of the GMR will only be payable on sales that generate royalty revenue in excess of * .

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                                   SCHEDULE 10

$80,000, to be paid immediately upon execution of the License Agreement.

                 SCHEDULE 14.8 ANTI-COUNTERFEITING CONTRIBUTION

*  per Contract Year, commencing Contract Year 2.

This amount shall be invoiced on an annual basis, at the end of Licensor's first fiscal quarter each Contract Year.

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

                         SCHEDULE 20 NOTICES TO LICENSEE

Jon Step
President - Licensed Brands
Movado Group, Inc.
650 From Road
Paramus, NJ 07652
Phone: 201 267 8076
Fax: 201 267 8081
Email: jstep@movadogroup.com

Copy to:
General Counsel
Movado Group, Inc.
650 From Road
Paramus, NJ 07652
Phone: 201 267 8105
Fax: 201 267 8050
Email: tmichno@movadogroup.com